As filed with the United States Securities and Exchange Commission on October 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGINEX LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Singapore	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

35/F Two International

Finance Street, Central

Hong Kong
+852 22480600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

302-738-6680

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

David A. Sakowitz

Jared S. Manes

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Tel: (212) 294-6700

Fax: (212) 294-4700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	[X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(1)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Ordinary shares, no par value	28,814,351	(3)	$5.87	(5)	$169,140,240.37	$18,453.21
Ordinary shares underlying warrants	3,106,025	(7)	$11.50	(4)	$35,719,287.50	$3,896.98
Warrants to purchase ordinary shares	462,050	(6)	$—		$—	$—	(8)
Totals					$204,859,527.87	$22,350.19

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.

(2)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001091.

(3)	Includes the resale of (i) 1,437,500 ordinary shares exchanged in connection with the registrant’s business combination (defined below) for shares of 8i Enterprises Acquisition Corp. (“8i”) issued prior to 8i’s initial public offering, (ii) 264,000 ordinary shares exchanged in connection with the business combination for shares that 8i Holdings Ltd. privately purchased simultaneously with the consummation of 8i’s initial public offering, (iii) 244,255 ordinary shares issued upon conversion of certain 8i promissory notes, (iv) 25,000,000 ordinary shares issued to Diginex Hong Kong shareholders as consideration in connection with the business combination, (v) 1,841,262 ordinary shares issued to certain service providers in connection with the closing of the business combination, and (vi) 27,334 ordinary shares issued to certain service providers following the business combination.

(4)	Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g) under the Securities Act based on the exercise price of the warrants.

(5)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $5.87, which is the average of the high and low prices of the registrant’s ordinary shares on October 8, 2020 on the Nasdaq Stock Market.

(6)	Includes the resale of (i) 240,000 warrants issued on the consummation of 8i’s initial public offering and (ii) 222,050 warrants issued to holders of certain 8i promissory notes converted into warrants and ordinary shares in connection with the business combination. Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share.

(7)

Includes the registration of 2,875,000 ordinary shares underlying warrants, which warrants were registered on Form S-1 filed by 8i Enterprises Acquisition Corp. on March 20, 2019 (File No. 333-229781) (the “public warrants”).

(8)	In accordance with Rule 457(g) under the Securities Act, the entire registration fee for the warrants is allocated to the ordinary shares underlying the warrants, and no separate fee is payable for the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED OCTOBER 9, 2020

PRELIMINARY PROSPECTUS

DIGINEX LIMITED

28,814,351 Ordinary Shares

3,106,025 Ordinary Shares Underlying Warrants

462,050 Warrants

This prospectus relates to the resale from time to time by the selling securityholders of Diginex Limited (the “Company”) named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of (i) 1,437,500 ordinary shares of the Company, no par value (the “ordinary shares”), exchanged for all of the outstanding ordinary shares of 8i Enterprises Acquisition Corp. (“8i”) issued prior to the consummation of the initial public offering of 8i, (ii) 264,000 ordinary shares and 240,000 warrants, which, in connection with the business combination, were exchanged for 221,250 units privately purchased by 8i Holdings Ltd. (“8i Holdings”) simultaneously with the consummation of the initial public offering of 8i and 18,750 units that 8i Holdings purchased upon the exercise of the underwriter over-allotment option, (iii) 244,255 ordinary shares and 222,050 Warrants issued upon a conversion of promissory notes from 8i Holdings to 8i made prior to the business combination, (iv) 25,000,000 ordinary shares issued to Diginex Hong Kong shareholders, (v) 1,841,262 ordinary shares issuable to certain service providers in connection with the closing of the business transaction, (vi) 27,334 ordinary shares issued to certain service providers following the business combination, and (vii) 3,106,025 ordinary shares registered hereby underlying warrants (including 2,875,000 ordinary shares underlying warrants, which warrants were registered on Form S-1 filed by 8i Enterprises Acquisition Corp. on March 20, 2019).

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may sell the securities covered by this prospectus in a number of different ways and at varying prices. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

Our ordinary shares and public warrants trade on Nasdaq (defined below) under the symbols “EQOS” and “EQOSW,” respectively. On October 8, 2020, the closing prices of the ordinary shares and public warrants were $5.75 per ordinary share and $1.04 per warrant, respectively.

An investment in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 31,920,376 ordinary shares and 462,050 warrants from time to time as described in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of ordinary shares or warrants to be offered by the Selling Securityholders pursuant to this prospectus, but we will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. We will pay the expenses associated with the sale of ordinary shares and warrants of the Company pursuant to this prospectus. To the extent required, we and the Selling Securityholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Diginex Limited,” the “Company,” “we,” “us” and “our” refer to Diginex Limited, a Singapore corporation. References in this prospectus to the “business combination” refer to the consummation of the transactions contemplated by that certain Share Exchange Agreement, dated as of July 9, 2019, as amended and supplemented by the Amendment and Joinder to Share Exchange Agreement, Second Amendment to the Share Exchange Agreement, Third Amendment to the Share Exchange Agreement, and Fourth Amendment to the Share Exchange Agreement (dated October 8, 2019, January 28, 2020, May 6, 2020 and June 24, 2020, respectively), and the Merger Agreement, dated as of October 8, 2019, which transactions were consummated on September 30, 2020.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include statements that express Diginex’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the business combination, the benefits and synergies of the business combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which the Company operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Diginex. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause the results of Diginex to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include those generally set forth under “Risk Factors” and elsewhere in this report, including:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities, and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to maintain access to content and manage license relationships, and to invest in growth initiatives and pursue acquisition opportunities;

●	financial performance;

●	operational risk;

●	fluctuations in exchange rates between the foreign currencies in which we typically do business and the U.S. Dollar;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

●	costs related to the business combination; and

●	the ability of to recognize the potential benefits of the business combination.

Readers are urged to carefully review and consider the various disclosures made by us in this report and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

iii

FREQUENTLY USED TERMS

“business combination” means the transactions contemplated by that certain Share Exchange Agreement, dated as of July 9, 2019, as amended and supplemented by the Amendment and Joinder to Share Exchange Agreement, Second Amendment to the Share Exchange Agreement, Third Amendment to the Share Exchange Agreement, and Fourth Amendment to the Share Exchange Agreement (dated October 8, 2019, January 28, 2020, May 6, 2020 and June 24, 2020, respectively), and the Merger Agreement, dated as of October 8, 2019, which transactions were consummated on September 30, 2020.

“Closing” means the closing of the business combination.

“Constitution” means our amended and restated Constitution as currently in effect.

“Diginex Hong Kong” means Diginex Limited, a corporation incorporated in Hong Kong which became a subsidiary of the Company following the closing of the business combination.

“Nasdaq” means the Nasdaq Stock Market LLC.

“ordinary shares” means the ordinary shares of the Company, with no par value per share.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the Closing, by and between the Company and the investors party thereto.

“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

“warrants” means a warrant to purchase one-half of one ordinary share.

iv

SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context indicates otherwise, the terms “Diginex,” the “Company,” “we,” “us” and “our” refer to Diginex Limited, a Singapore corporation.

The Company

Diginex is a digital asset financial services and advisory company focused on delivering innovative products, architecture, and infrastructure to foster the mainstream adoption of the digital asset class. The Company encompasses a cryptocurrency exchange, EQUOS.io, an over-the-counter (OTC) trading operation, a front-to-back integrated trading platform Diginex Access (“Digital Access”), market-leading hot and cold custodian Digivault (“Digivault”) and an asset management business Bletchley Park Asset Management (“BPAM”).

Background

Diginex Hong Kong was founded in June 2017. On July 9, 2019, Diginex Hong Kong entered into the Share Purchase Agreement with 8i, the shareholders of Diginex Hong Kong, and Pelham Limited, a Hong Kong company, as representative of the shareholders of Diginex Hong Kong (the “Share Exchange Agreement”), pursuant to which the shareholders of Diginex Hong Kong agreed to sell and convey to 8i all of the issued and outstanding stock of Diginex Hong Kong in exchange for the issuance to the shareholders of Diginex Hong Kong an aggregate of 20,000,000 ordinary shares in 8i.

On October 8, 2019, each of the parties to the Share Exchange Agreement entered into an amendment and joinder to the Share Purchase Agreement (the “Amendment to the Share Purchase Agreement”) with the Company and its wholly owned subsidiary Digital Innovative Limited, a British Virgin Islands business company (“BVI NewCo”) for the purpose of joining both entities as parties to the Share Exchange Agreement. The Amendment to the Share Exchange Agreement reflected that prior to the consummation of the business combination, BVI NewCo would merger with and into 8i (the “Reincorporation Merger”) pursuant to which 8i would be the surviving entity and a wholly owned subsidiary of the Company pursuant to a merger agreement by and among the Company, BVI NewCo, and 8i (the “Merger Agreement”) and a plan of merger by and among 8i and BVI NewCo. At the closing of the Reincorporation Merger, the Company issued ordinary shares, with no par value, and warrants to 8i’s shareholders, pursuant to the Merger Agreement. The Amendment to the Share Exchange Agreement also provided that (i) the Company’s ordinary shares would be issued to the shareholders of Diginex Hong Kong pursuant to the business combination in lieu of 8i shares and (ii) the references made 8i and its obligations would be replaced with the Company.

On January 28, 2020, each of the parties to the Amendment to the Share Exchange Agreement entered into a second amendment to the Share Exchange Agreement for the purpose of increasing the size of Diginex Hong Kong’s permitted pre-Closing private place of its ordinary shares from $30 million to $50 million (the “Second Amendment to the Share Exchange Agreement”).

On May 6, 2020, each of the parties to the Second Amendment to the Share Exchange Agreement entered into a third amendment to the Share Exchange Agreement (the “Third Amendment to the Share Exchange Agreement”) pursuant to which the parties (i) extended the outside closing date of the business combination to June 23, 2020, (ii) increase the number of the Company’s ordinary shares issuable to the shareholders of Diginex Hong Kong in the business combination from 20,000,000 to 25,000,000, (iii) increase the number of shares that shareholders of Diginex Hong Kong were entitled to receive if the closing price of the ordinary shares of the Company satisfy certain thresholds (the “Earnout Shares”) from an aggregate of 5,000,000 to 12,000,000, adjust closing price targets and to increase the milestone dates by which the Earnout Shares could be issued from three years to four years after the anniversary of the Closing Date, (iv) increase the number of options to purchase the Company’s ordinary shares received upon cancellation of the outstanding options to purchase ordinary shares under Diginex Hong Kong’s existing incentive plan from 4,200,000 to 5,600,000 and (v) allow 8i to issue up to 1,000,000 of the Company’s ordinary shares to third party advisors or consultants to assistant 8i to (a) maintaining funds of at least $15,000,000 in the trust account after giving effect to all of 8i’s ordinary share redemptions but prior to taking into account 8i’s liabilities for any fees or costs relating to the transactions contemplated by the Amendment to the Share Exchange Agreement or (ii) provide market making services to Diginex after the Closing.

On June 24, 2020, each of the parties to the Third Amendment to the Share Exchange Agreement entered into a fourth amendment to the Share Exchange Agreement (the “Fourth Amendment to the Share Exchange Agreement”) to, among other things, (i) extend the outside closing date of the business combination to September 28, 2020 and (ii) to hold the meeting of the shareholders of 8i to approve the business combination no later than September 15, 2020.

Diginex Limited was incorporated in October 2019 and operates within Singapore. On September 30, 2020, we effected the business combination. As a part of the business combination, we entered into the Registration Rights Agreement which grants certain parties thereto the right to request the Company to file a resale registration shelf for the sale of any and all of their Registrable Securities.

Additional Information

Our principal executive offices are located at 35/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong. Our telephone number is +852 2248 0600. Our website is located at www.diginex.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

1

THE OFFERING

Issuer	Diginex Limited

Securities that may be offered and sold from time to time by the Selling Securityholders named herein:

Ordinary shares	31,920,376 (including 231,025 ordinary shares issuable upon exercise of 462,050 warrants and 2,875,000 ordinary shares issuable upon the exercise of the public warrants)

Warrants	462,050

Ordinary shares issued and outstanding prior to any exercise of warrants	31,715,726 (including 2,901,375 ordinary shares previously registered for resale)

Shares to be issued and outstanding assuming exercise of all warrants	34,821,751

Use of proceeds	All of the ordinary shares and warrants (including shares underlying such warrants) offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We may receive up to an aggregate of approximately $2,656,787.50 from the exercise of warrants being hereby registered and $35,719,287.50 if all public warrants registered are also exercised. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

Market for our ordinary shares and warrants	Our ordinary shares and public warrants are currently listed on Nasdaq.

Nasdaq Ticker Symbols	“EQOS” and “EQOSW”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 3 of this prospectus.

Transfer Restrictions	Pursuant to the Amendment and Joinder Agreement to the Share Exchange Agreement (defined below) and the Third Amendment to the Share Exchange Agreement (defined below), certain Selling Securityholders entered into lock-up agreements (the “Lock-Up Agreements”) which restrict the transfer of ordinary shares (i) six months from the Closing Date for the Selling Securityholders who will hold less than 2.5% of the issued ordinary shares (excluding treasury shares) after the consummation of the business combination and (ii) 12 months from the Closing Date for Sellers who will hold greater than 2.5% of the issued ordinary shares (excluding treasury shares) after the consummation of the business combination. Of the 25,000,000 ordinary shares, issued to Diginex Hong Kong shareholders, up to 5,000,000 will not be subject to a lock-up and 2,000,000 will be held in escrow for 12 months. Ordinary shares held in escrow are subject to the transfer restrictions set forth in the Escrow Agreement dated September 30, 2020 by and among the Company, Pelham Limited, a Hong Kong company, solely in its capacity as the representative of the stockholders of the Company, and VStock Transfer, LLC, a California limited liability company, as the escrow agent. The 1,437,500 shares issued prior to the consummation of the initial public offering of 8i are subject to a six-month lock up; provided, however, that 50% of such shares become tradeable if the price of ordinary shares exceeds $12.50 for any 20 out of 30 consecutive trading days.

2

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors described under the heading “Risk Factors” in our shell company report filed on Form 20-F with the SEC on October 6, 2020 (our “Shell Company Report”) and any subsequent Current Reports on Form 6-K, that are incorporated by reference into this prospectus (other than, in each case, information furnished rather than filed), and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The Company’s risk factors are described in the Shell Company Report under the section entitled “Item 3. Key Information—Risk Factors,” which are incorporated herein by reference.

3

CAPITALIZATION AND INDEBTEDNESS

The Company’s capitalization and indebtedness information is provided in the Shell Company Report in the section entitled “Item 3. Key Information—Capitalization and Indebtedness,” which is incorporated herein by reference.

4

USE OF PROCEEDS

All of the Registrable Securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We may receive up to an aggregate of approximately $2,656,787.50 from the exercise of warrants being hereby registered and $35,719,287.50 if all public warrants registered are also exercised. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

5

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Constitution in its entirety for a complete description of the rights and preferences of our securities.

General

We are a Singapore corporation, and our affairs are governed by our amended and restated Constitution and the laws of Singapore, and subject to the provisions of the Singapore Code (defined below). Our share capital currently comprises ordinary shares, with no par value per share.

As of the date of this report, we had (i) 31,715,726 ordinary shares issued and outstanding, (ii) no preference shares issued and outstanding, (iii) 6,212,050 warrants outstanding and (iv) 5,600,000 options outstanding to acquire 5,600,000 Diginex ordinary shares.

Ordinary Shares

Holders of ordinary shares are entitled to receive dividends when and if declared by ordinary resolution by the Company out of the profits of the Company. Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded or on the declaration of the result of the show of hands or ballot (as applicable). If voting is by a show of hands, every holder of ordinary shares who is entitled to vote and who is present in person or by proxy at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by him or which he represents.

Upon our winding up, liquidation and dissolution and after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one (1) kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one (1) or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.

The rights, powers and privileges of holders of our ordinary shares are subject to those of holders of any shares of our preferred shares or any other series or class of shares we may authorize and issue in the future.

There are no provisions in the Constitution that discriminate against any existing or prospective holder of our ordinary shares as a result of such shareholder owning a substantial number of shares.

Preferred Shares

Our Constitution provides that preferred shares may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The issuance of preferred shares could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

6

Warrants

Each warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary shares at a price of $11.50 per full share. The Company will not issue fractional shares. As a result, a warrant holder must exercise its warrants in multiples of two, at a price of $11.50 per full share, subject to adjustment, to validly exercise the warrants. The warrants will become exercisable on the later of the completion of the Business Combination and 12 months from the date of the initial public offering of the Company, and will expire five years after the consummation of the Business Combination.

The Company may redeem the outstanding warrants (excluding the private warrants that are part of the private units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the last sales price of ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption, and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying the warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and the Company issues a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit the Company’s ability to complete the redemption.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all warrant holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole warrant for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether the Company will exercise its option to require all warrant holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the ordinary shares at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is VStock Transfer LLC. We have agreed to indemnify VStock Transfer LLC in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

The Company is governed by Singapore law and its stockholders and their rights will be governed by Singapore law and the Constitution. Set forth below is a summary of the material differences between provisions of Singapore law that are applicable to the Company and the laws applicable to companies incorporated in the United States.

7

Mergers and Similar Arrangements

There are no provisions under the Singapore Companies Act which provide any member of a company any entitlement to payment of the fair of his or her shares upon dissenting from any of the following: (1) a merger, (2) a consolidation, (3) any sale, transfer, lease, exchange, or other disposition of more than 50% of the assets or business of the Company, (3) a redemption of the issued shares of the Company, or (4) an arrangement permitted by a court.

Shareholders’ Suits

Under Singapore law, only registered shareholders reflected in the register of members are recognized under Singapore law as shareholders of a company. As a result, only registered shareholders have legal standing to institute shareholder actions or otherwise seek to enforce their rights as shareholders. Holders of book-entry or dematerialized interests in the Company’s shares will be required to exchange their book-entry or dematerialized interests for certificated shares and to be registered as shareholders in the register of members in order to institute or enforce any legal proceedings or claims against the Company, the directors or officers relating to shareholder rights. A holder of book-entry or dematerialized interests may become a registered shareholder of the Company by exchanging its interest in the shares for certificated shares and being registered in the register of members.

A shareholder may apply to the court for an order under the Singapore Companies Act to remedy situations where (i) the company’s affairs are being conducted or the powers of the company’s directors are being exercised in a manner oppressive to, or in disregard of the interests of, one or more of the shareholders or holders of debentures of the company, including the applicant; or (ii) the company has done an act, or threatens to do an act, or the shareholders or holders of debentures have passed or proposed some resolution, which unfairly discriminates against, or is otherwise prejudicial to, one or more of the company’s shareholders or holders of debentures, including the applicant.

Singapore courts have wide discretion as to the relief they may grant under such application, including, inter alia, directing or prohibiting any act or cancelling or varying any transaction or resolution, providing that the company be wound up, or authorizing civil proceedings to be brought in the name of or on behalf of the company by such person or persons and on such terms as the court directs.

The Singapore Companies Act has a provision which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of the Company. Applications are generally made by shareholders, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares). It should be noted that this provision of the Singapore Companies Act is primarily used by minority shareholders to bring an action or arbitration in the name and on behalf of a company or intervene in an action or arbitration to which a company is a party for the purpose of prosecuting, defending or discontinuing the action or arbitration on behalf of the company.

Enforcement of Civil Liabilities

Singapore has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Singapore companies may not have standing to sue before the Federal courts of the United States. For a discussion of the key differences in U.S. and Singapore law on the enforcement of civil liabilities, please see “Enforcement of Civil Liabilities” below.

Certain Anti-Takeover Provisions in our Charter

The Singapore Code on Takeovers and Mergers (the “Singapore Code”), issued pursuant to Section 321 of the Singapore Securities and Futures Act, regulates the acquisition of ordinary shares of, inter alia, listed public companies and contains certain provisions that may delay, deter or prevent a future takeover or change of control of the Company. Any person acquiring an interest, either on his own or together with parties acting in concert with him or her, in 30% or more of the voting shares in the Company must, except with the prior consent of the Singapore Securities Industry Council (the “SIC”), extend a takeover offer for the remaining voting shares in the Company in accordance with the provisions of the Singapore Code. Likewise, any person holding not less than 30% but not more than 50% of the voting shares in the Company, either on his own or together with parties acting in concert with him or her, must, except with the prior consent of the SIC, make a takeover offer in accordance with the provisions of the Singapore Code if that person together with parties acting in concert with him or her acquires additional voting shares in excess of one percent of the total number of voting shares in any six-month period. Therefore, any investor seeking to acquire a significant stake in the Company may be deterred from doing so if, as a result, such investor would be required to conduct a takeover offer for all of the Company’s voting shares.

8

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of ordinary shares then issued and outstanding; or

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, upon the consummation of the business combination, we ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

9

Registration Rights

In connection with the initial public offering, 8i entered into a registration rights agreement with 8i Holdings Ltd. (the “8i Holdings”) and 8i Enterprises Pte. Ltd. (the “8i Registration Rights Agreement”) for the registration for resale under the Securities Act of insider shares, private units, and securities issuable upon conversion of notes issued by 8i (the “8i Registrable Securities”). The holders of a majority of (i) the 8i Registrable Securities are entitled to make up to two demands that 8i register the 8i Registrable Securities and have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination, (ii) the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the insider shares are to be released from escrow, and (iii) the private units and securities issuable upon conversion of the 8i notes can elect to exercise registration rights at any time after 8i consummates a business combination (the “Insider Rights”).

As a condition to the consummation of the business combination, 8i, 8i Holdings, Ltd., and the Company agreed to amend and restate the 8i Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) to include certain rights relating to the registration of (i) the 25,000,000 ordinary shares of the Company issued to Diginex Hong Kong shareholders who are not affiliates of Diginex Hong Kong or the Company, (ii) all other securities of the Company (including derivatives thereof, such as options and warrants) held by the Company’s officers, directors, nominees, and direct and indirect parents, control person, affiliates, and associates immediately after the business combination, and (iii) 1,841,262 ordinary shares of the Company issuable to certain service providers in connection with the closing of the business combination (the “Additional Registrable Securities”). Under the terms of the Amended and Restated Registration Rights Agreement, the Company will be obligated to file a registration statement for the resale of the 8i Registrable Securities, within seven trading days after the consummation of the business combination and to have such registration statement declared effective within sixty days after the consummation of the business combination. The Amended and Restated Registration Rights Agreement will include the Insider Rights, and will also provide that the holders of a majority of the Additional Registrable Securities can, at any time after the consummation of the business combination, make up to two demands that the Company register the Additional Registrable Securities. In addition, the holders of the Additional Registrable Securities have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the business combination. The Company will bear the expenses incurred in connection with filing of any such registration statements. Pursuant to the Amended and Restated Registration Rights Agreement, the Company is registering the Additional Registrable Securities in this Registration Statement.

Listing of Securities

The Company’s ordinary shares and warrants are listed on Nasdaq under the symbols “EQOS” and “EQOSW,” respectively.

10

PRINCIPAL AND SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 31,920,376 ordinary shares (including 3,106,025 ordinary shares issuable upon the exercise of warrants held by such Selling Securityholders).

The Selling Securityholders may from time to time offer and sell any or all of the Registrable Securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our securities after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering ordinary shares and warrants for resale to the public and the aggregate amount that the Selling Securityholders may offer pursuant to this prospectus. In calculating percentages of ordinary shares owned by a particular holder, we treated as outstanding the number of ordinary shares issuable upon exercise of that particular holder’s warrants, if any, and did not assume exercise of any other holder’s warrants. The ordinary shares are subject to transfer restrictions, as described herein.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Registrable Securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Registrable Securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of ordinary shares and warrants registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We have based percentage ownership of our ordinary shares prior to this offering on 31,715,726 ordinary shares issued and outstanding as of October 9, 2020.

11

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby
Executive Officers and Directors:
Richard Anthony Byworth(1)	72,190	<1%	—	72,190	—	—	—	—
Caerula Holdings Limited(2)	427,612	1.35%	—	427,612	—	—	—	—
Paul Neil Ewing(3)	42,982	<1%	—	42,982	—	—	—	—
Chi-Won Yoon (4)	1,746,346	5.51%	—	1,746,346	—	—	—	—
Theng Siew Lian Lisa(5)	26,401	<1%	—	26,401	—	—	—	—
Ever Wise Ventures Limited(6)	95,350	<1%	—	95,350	—	—	—	—
Paul Henry Smith(7)	52,816	<1%	—	52,816	—	—	—	—
All Executive Officers and Directors as a Group (7 Individuals)	2,463,697	7.77%	—	2,463,697	—	—	—	—
Greater than 5% Shareholders:
DHC Investments Limited(8)	2,297,623	7.24%	—	2,297,623	—	—	—	—
Other Selling Shareholders:
8i Holdings Limited(9)	1,437,500	4.34%	—	1,437,500	—	—	—	—
Ang Ai Boon(10)	4,700	<1%	4,000	2,796	4,000	1,904	<1%	—
Angie Lim Teow Heng(11)	5,650	<1%	8,000	4,698	8,000	952	<1%	—
Anne Rachel C. Wong(12)	3,300	<1%	6,000	3,300	6,000	—	—	—
Bernard Chan Chee Yoong(13)	10,700	<1%	14,000	10,700	14,000	—	—	—

12

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby
Chew Kok Loong(14)	12,000	<1%	123,100	11,900	10,000	100	<1%	113,100
Chew Poh Kwan Margaret(15)	5,500	<1%	10,000	5,500	10,000	—	—	—
Chia Teck Wah(16)	15,151	<1%	8,000	6,390	8,000	8,761	<1%	—
Chia Wee Peng(17)	1,100	<1%	2,000	1,100	2,000	—	—	—
Chiam Chun Tsann(18)	13,200	<1%	7,000	13,200	7,000	—	—	—
Chiam Hui Yun(19)	13,200	<1%	7,000	13,200	7,000	—	—	—
Fiona Soh Siok Lan(20)	16,500	<1%	10,000	6,978	10,000	9,522	<1%	—
Foo Benjamin(21)	16,400	<1%	8,000	16,400	8,000	—	—	—
Foo Wai Lin Catherine & Chee Hsing Gary Andrew(22)	13,000	<1%	20,000	11,000	20,000	2,000	<1%	—
Goh Beng Hwa(23)	1,100	<1%	2,000	1,100	2,000	—	—	—
Goh Yew Chai(24)	27,289	<1%	76,000	26,289	16,000	1,000	<1%	60,000
Heng Too Seah(25)	2,207	<1%	4,000	303	4,000	1,904	<1%	—
Jonah Nehemiah Huang Chung Khai(26)	2,100	<1%	2,000	2,100	2,000	—	—	—
Junaidi(27)	1,100	<1%	2,000	1,100	2,000	—	—	—
Kelly Ong Poh Ching(28)	2,200	<1%	4,000	2,200	4,000	—	—	—

13

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby
Kevin Widjaja(29)	16,500	<1%	30,000	16,500	30,000	—	—	—
Koe Poh Wah(30)	5,500	<1%	10,000	5,500	10,000	—	—	—
Koh Choon Yong(31)	12,750	<1%	146,276	7,323	10,000	5,427	<1%	136,276
Koh Leng Khim(32)	32,200	<1%	4,000	32,200	4,000	—	—	—
Lam Wai Meng Jeffrey(33)	14,861	<1%	198,673	6,243	6,000	8,618	<1%	192,673
Lam Wai Meng Jeffrey & Leong Yuan Wah(34)	3,300	<1%	6,000	3,300	6,000	—	—	—
Lee Ho Hwa(35)	2,200	<1%	4,000	2,200	4,000	—	—	—
Lee Hwe Leng(36)	2,200	<1%	4,000	2,200	4,000	—	—	—
Lee Yaw Loong Francis(37)	5,500	<1%	10,000	5,500	10,000	—	—	—
Li Hong Man(38)	24,800	<1%	6,000	24,800	6,000	—	—	—
Lim Chean Wun(39)	10,625	<1%	40,000	6,721	10,000	3,904	<1%	30,000
Loh Chee Meng(40)	5,500	<1%	10,000	5,500	10,000	—	—	—
Lok Mun Wai(41)	2,200	<1%	4,000	2,200	4,000	—	—	—
Low Kwee Seng Tony(42)	3,300	<1%	6,000	3,300	6,000	—	—	—
Noreen Chua Lee Choo(43)	110,189	<1%	14,000	90,666	14,000	19,523	<1%	—
Ong Eng Chiang(44)	2,211	<1%	8,100	1,259	2,000	952	<1%	6,100

14

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby
Peck Ming-Hsin Stanley(45)	80,925	<1%	18,441	77,973	4,000	2,952	<1%	14,441
Sim Juee Hiong(46)	32,661	<1%	97,500	32,461	40,000	200	<1%	57,500
Tan Choon Huat(47)	3,300	<1%	6,000	3,300	6,000	—	—	—
Tan Choon Wong(48)	7,700	<1%	14,000	7,700	14,000	—	—	—
Tay Buan Tiong(49)	3,300	<1%	6,000	3,300	6,000	—	—	—
Tay Hong Geok(50)	39,050	<1%	26,000	32,384	26,000	6,666	<1%	—
Tee Keng Sing Pte Ltd(51)	33,100	<1%	20,000	33,100	20,000	—	—	—
Teo Wee David(52)	28,989	<1%	10,000	28,989	10,000	—	—	—
Thio Gwan Choon(53)	2,200	<1%	4,000	2,200	4,000	—	—	—
Wong Ji Kan(54)	23,950	<1%	6,000	23,800	6,000	150	<1%	—
Yap Fen Yin(55)	2,200	<1%	4,000	2,200	4,000	—	—	—
Zhang Lei(56)	1,100	<1%	2,000	1,100	2,000	—	—	—
Leong Khin Meng(57)	13,910	<1%	50	13,910	50	—	—	—
Albert Wong Chock Puan(58)	21,350	<1%	—	21,000	—	350	<1%	—
Alfred Lim(59)	26,667	<1%	—	26,667	—	—	—	—
Bukoh Seng Hiang Laurence(60)	3,000	<1%	—	3,000	—	—	—	—

15

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Chew Yin Sang(61)	11,000	<1%	—	11,000	—	—	—	—
Ching Siew Hua(62)	11,000	<1%	—	11,000	—	—	—	—
Hah Hen Khean(63)	16,667	<1%	—	16,667	—	—	—	—
Ho Chee Hui(64)	5,556	<1%	—	5,556	—	—	—	—
Honour (Singapore) Ltd(65)	10,000	<1%	—	10,000	—	—	—	—
Phoon Soo Hin(66)	12,000	<1%	—	12,000	—	—	—	—
Rainbowgold Pte Ltd(67)	27,500	<1%	—	27,500	—	—	—	—
Tan Kian Gay(68)	11,000	<1%	—	11,000	—	—	—	—
Teou Kem Eng(69)	11,111	<1%	—	11,111	—	—	—	—
Yeap Chee Leong(70)	5,556	<1%	—	5,556	—	—	—	—
Yoon Onn Andrew Ho(71)	200,000	<1%	—	200,000	—	—	—	—
Ang Su Chau(72)	18,750	<1%	59,720	18,750	—	—	—	59,720
Arief Widyawan Sidarto(73)	57,483	<1%	—	7,300	—	50,183	<1%	—
Azure All-Star Fund Pte Ltd(74)	62,457	<1%	—	13,957	—	48,500	<1%	—
Azure Prime Fund VCC(75)	12,552	<1%	—	12,552	—	—	—	—
Carlos Gonzalez Florenzano(76)	90,116	<1%	—	9,524	—	80,592	<1%	—
Chan Kian Kuan(77)	11,112	<1%	—	11,112	—	—	—	—

16

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Cheng Mathew Hern Wang(78)	11,111	<1%	—	11,111	—	—	—	—
Clarissa Choh Sok Pheng(79)	36,652	<1%	—	23,652	—	13,000	<1%	—
Foo Fang Wei(80)	23,534	<1%	641	22,223	—	1,311	<1%	641
Heng Bak Hwee(81)	93,055	<1%	—	93,055	—	—	—	—
Hon Lai Won(82)	1,100	<1%	—	148	—	952	<1%	—
IPP Financial Services Holdings Pte Ltd(83)	55,556	<1%	—	55,556	—	—	—	—
John Chia Whay Kuang(84)	44,444	<1%	—	44,444	—	—	—	—
Lee Kok Wah(85)	55,556	<1%	—	55,556	—	—	—	—
Lee Peng Hung Bernard(86)	2,000	<1%	—	286	—	1,714	<1%	—
Leon Koh Wee Kiat(87)	3,333	<1%	—	476	—	2,857	<1%	—
Lim Guan Teck(88)	50,785	<1%	130,000	22,597	—	28,188	<1%	130,000
Lim Hua Min Joanne(89)	25,000	<1%	—	25,000	—	—	—	—
Lim Song Guek(90)	2,500	<1%	—	834	—	1,666	<1%	—
Lim Wei Tiong(91)	1,666	<1%	—	238	—	1,428	<1%	—
Low Hwee Siong(92)	25,000	<1%	—	25,000	—	—	—	—
Mandiri Global Opportunistic Fund SPC(93)	11,002	<1%	—	11,002	—	—	—	—
Manford Equity Group Limited(94)	25,000	<1%	—	25,000	—	—	—	—

17

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Medco Pacific Resources Pte Ltd(95)	15,000	<1%	—	15,000	—	—	—	—
Ng Bee Hong(96)	148	<1%	—	148	—	—	—	—
Ng Chee Beng & Jane Tan Bee Bee(97)	55,556	<1%	—	55,556	—	—	—	—
Ng Sok Bee Linda(98)	38,889	<1%	—	38,889	—	—	—	—
Mona Hum Poh Lin(99)	15,500	<1%	40,000	8,237	40,000	7,263	<1%	—
Peck Hong Hoon Alan(100)	21,000	<1%	—	6,048	—	14,952	<1%	—
Phang Kai Ling(101)	5,250	<1%	—	1,250	—	4,000	<1%	—
Tan Hock Choon Alfred(102)	1,111	<1%	—	159	—	952	<1%	—
Tan Sioh Cheng(103)	22,223	<1%	—	22,223	—	—	—	—
Tee Yee Peng(104)	37,500	<1%	—	8,929	—	28,571	<1%	—
Toe Teow Heng(105)	129,760	<1%	—	29,760	—	100,000	<1%	—
Wealth Universe Limited(106)	55,556	<1%	—	55,556	—	—	—	—
Wee Tiong Howe(107)	33,334	<1%	—	33,334	—	—	—	—
Woon Lai Har(108)	12,500	<1%	—	12,500	—	—	—	—
Yaw Kok Leong(109)	15,167	<1%	—	2,167	—	13,000	<1%	—
Yeo Han Yong(110)	12,500	<1%	—	12,500	—	—	—	—
Yin Ying(111)	5,000	<1%	—	5,000	—	—	—	—

18

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Shine Link Limited(112)	100,000	<1%	—	100,000	—	—	—	—
Chardan Capital Markets(113)	550,562	1.74%	—	550,562	—	—	—	—
Seet Cher Hung & Loh Kim Ching(114)	2,200	<1%	—	296	—	1,904	<1%	—
Seow Yong Meng(115)	22,223	<1%	—	22,223	—	—	—	—
Sim Boon Ser(116)	10,000	<1%	—	10,000	—	—	—	—
Sun Ma Chuen Victor(117)	1,111	<1%	—	159	—	952	<1%	—
Pelham Limited(118)	319,340	1.01%	—	319,340	—	—	—	—
Mark Thomas Holland And Zoe Ashton Holland Atf Causette Trust(119)	214,574	<1%	—	214,574	—	—	—	—
Thierfelder Martina(120)	173,017	<1%	—	173,017	—	—	—	—
Bouzouba Rachid(121)	384,937	1.21%	—	384,937	—	—	—	—
Mti Limited(122)	284,963	<1%	—	284,963	—	—	—	—
Andrew James Marshall (123)	59,758	<1%	—	59,758	—	—	—	—
Jack Weil(124)	69,844	<1%	—	69,844	—	—	—	—
Kurt Hakan Ersoy(125)	126,250	<1%	—	126,250	—	—	—	—
Mark Justin Jonathan Morgan Blick(126)	29,558	<1%	—	29,558	—	—	—	—

19

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Emmanuel Lefort(127)	17,461	<1%	—	17,461	—	—	—	—
Paul Robert Redbourn (128)	34,950	<1%	—	34,950	—	—	—	—
Felix Jacques Maratier (129)	43,694	<1%	—	43,694	—	—	—	—
Susan Hah May Ling (130)	29,027	<1%	—	29,027	—	—	—	—
Valeriya Lisitsyna (131)	31,681	<1%	—	31,681	—	—	—	—
Savio Joseph Pulpel (132)	22,839	<1%	—	22,839	—	—	—	—
Tim Wannenmacher (133)	210,775	<1%	—	210,775	—	—	—	—
New China Star Investments Hk Limited(134)	43,694	<1%	—	43,694	—	—	—	—
Heng Ching Kuen Franklin (135)	264,917	<1%	—	264,917	—	—	—	—
Benoit Marc Antoine Yves Sauvage (136)	43,694	<1%	—	43,694	—	—	—	—
Shane Grant Edwards (137)	125,929	<1%	—	125,929	—	—	—	—
Matthew Blom (138)	6,803	<1%	—	6,803	—	—	—	—
Vito Schiro (139)	17,489	<1%	—	17,489	—	—	—	—
Rigort Holding Limited(140)	174,819	<1%	—	174,819	—	—	—	—
Raymond Andrew Bird(141)	192,783	<1%	—	192,783	—	—	—	—

20

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Kevin Hearne (142)	10,588	<1%	—	10,588	—	—	—	—
Chik Chui Sze (143)	178,409	<1%	—	178,409	—	—	—	—
Lee, Hok Lymn Lemuel (144)	34,978	<1%	—	34,978	—	—	—	—
Miran Min Yoon (145)	174,819	<1%	—	174,819	—	—	—	—
Michael Ian Duggan (146)	45,929	<1%	—	45,929	—	—	—	—
Fan Mingxi (147)	52,467	<1%	—	52,467	—	—	—	—
Timothy Charles Ridgway(148)	8,102	<1%	—	8,102	—	—	—	—
Amanda Jane Cottle(149)	2,696	<1%	—	2,696	—	—	—	—
Agronomy Capital Advisors Limited(150)	11,385	<1%	—	11,385	—	—	—	—
Michael James Collett(151)	41,725	<1%	—	41,725	—	—	—	—
James Robert Pollock(152)	10,993	<1%	—	10,993	—	—	—	—
James Eric Martin Harris(153)	36,710	<1%	—	36,710	—	—	—	—
Kyle William Stewart(154)	7,725	<1%	—	7,725	—	—	—	—
Budgie Wright(155)	8,158	<1%	—	8,158	—	—	—	—
Nous Global Limited(156)	5,462	<1%	—	5,462	—	—	—	—
Alpine Tech SA(157)	34,042	<1%	—	34,042	—	—	—	—

21

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Thomas Paul Morrow(158)	43,694	<1%	—	43,694	—	—	—	—
Maxim Morozov(159)	186,106	<1%	—	186,106	—	—	—	—
Faisal Hayat(160)	135,958	<1%	—	135,958	—	—	—	—
Cardinal Strategies Inc(161)	95,504	<1%	—	95,504	—	—	—	—
Tateru Inc.(162)	11,873	<1%	—	11,873	—	—	—	—
Natalia Pelham(163)	117,966	<1%	—	117,966	—	—	—	—
Sampatti AG(164)	22,490	<1%	—	22,490	—	—	—	—
Biarritz Limited(165)	133,681	<1%	—	133,681	—	—	—	—
Stylianos Moussis(166)	74,188	<1%	—	74,188	—	—	—	—
Timothy David Stiles(167)	52,718	<1%	—	52,718	—	—	—	—
Helvellyn Investments Ltd(168)	321,365	1.01%	—	321,365	—	—	—	—
Mario Argyrides(169)	13,969	<1%	—	13,969	—	—	—	—
O’Keefe Jonathan Thomas(170)	317,147	1.00%	—	317,147	—	—	—	—
Australian Share Nominees Pty Limited(171)	88,897	<1%	—	88,897	—	—	—	—
Joshi Nikhil Nilin(172)	5,699	<1%	—	5,699	—	—	—	—
Green Lawrence Charles(173)	5,699	<1%	—	5,699	—	—	—	—

22

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Sarina Rachel Zaja(174)	53,430	<1%	—	53,430	—	—	—	—
Frank Kennedy(175)	13,829	<1%	—	13,829	—	—	—	—
Tomoko Fujibayashi (176)	35,159	<1%	—	35,159	—	—	—	—
Andrew Philip Saffrin(177)	127,535	<1%	—	127,535	—	—	—	—
Emmanuel Vassili Pitsilis (178)	34,796	<1%	—	34,796	—	—	—	—
Jonathan Stephen Bunn (179)	114,349	<1%	—	114,349	—	—	—	—
Jamie Tamarua Joseph Williams (180)	17,461	<1%	—	17,461	—	—	—	—
Robert Graeme Meaker(181)	113,636	<1%	—	113,636	—	—	—	—
Marbury Ridge Limited (182)	180,043	<1%	—	180,043	—	—	—	—
Lee May Kin (183)	52,467	<1%	—	52,467	—	—	—	—
Excelcia Pte Ltd (184)	32,533	<1%	—	32,533	—	—	—	—
David Roy Byworth (185)	131,334	<1%	—	131,334	—	—	—	—
Monsena Pty Ltd Trustee For Monsena Pty Ltd Superannuation Fund(186)	87,403	<1%	—	87,403	—	—	—	—
Andre Pemmelaar(187)	2,919	<1%	—	2,919	—	—	—	—
David Hughes (188)	11,245	<1%	—	11,245	—	—	—	—

23

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Julie Hughes(189)	11,245	<1%	—	11,245	—	—	—	—
Peter Robert Rutherford(190)	2,933	<1%	—	2,933	—	—	—	—
Dorah Boseja Rutherford(191)	2,933	<1%	—	2,933	—	—	—	—
Robb Victor Arnulphy(192)	8,256	<1%	—	8,256	—	—	—	—
Sridevi Anil Kumar (193)	13,256	<1%	—	13,256	—	—	—	—
Francois Josef Hora (194)	9,289	<1%	—	9,289	—	—	—	—
James Edward Byworth(195)	3,772	<1%	—	3,772	—	—	—	—
Lucas Alexander Kiely (196)	87,375	<1%	—	87,375	—	—	—	—
Stuart Dalyn Currey (197)	87,375	<1%	—	87,375	—	—	—	—
Jean El Khoury(198)	50,860	<1%	—	50,860	—	—	—	—
Zelda Crown Limited(199)	97,921	<1%	—	97,921	—	—	—	—
Neil Murray Sheppard(200)	46,684	<1%	—	46,684	—	—	—	—
Conquest Trading Pty Ltd Atf Eternity Unit Trust(201)	81,829	<1%	—	81,829	—	—	—	—
Ki-Un Park(202)	63,725	<1%	—	63,725	—	—	—	—
Mark Daniel Thiel(203)	22,685	<1%	—	22,685	—	—	—	—
Lewis Ka Hang Cheng(204)	149,634	<1%	—	149,634	—	—	—	—

24

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Pinnacle Trustees Limited As Trustee Of The Icewhite Trust(205)	439,708	1.39%	—	439,708	—	—	—	—
Violason Holdings Limited(206)	174,819	<1%	—	174,819	—	—	—	—
Chladek Thomas Francois(207)	27,309	<1%	—	27,309	—	—	—	—
Kamberg Investments Limited(208)	43,694	<1%	—	43,694	—	—	—	—
Collins Martin John(209)	263,423	<1%	—	263,423	—	—	—	—
Chiu Wing Chun Joanna(210)	440,924	1.39%	—	440,924	—	—	—	—
Christopher Murphy O'Connor (211)	40,160	<1%	—	40,160	—	—	—	—
Rickards Andrew Jonathan(212)	24,529	<1%	—	24,529	—	—	—	—
Lindgren Erik Linus(213)	87,375	<1%	—	87,375	—	—	—	—
David John Gibson-Moore(214)	43,694	<1%	—	43,694	—	—	—	—
Revilo Holding Limited(215)	575,848	1.82%	—	575,848	—	—	—	—
David James Innerdale(216)	174,819	<1%	—	174,819	—	—	—	—
SYZ Property Invest Gmbh(217)	43,694	<1%	—	43,694	—	—	—	—
Lutea (Hong Kong) Limited As Trustee Of The Oaklands Trust(218)	502,778	1.59%	—	502,778	—	—	—	—

25

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Lutea (Hong Kong) Limited As Trustee Of The Valriche Trust(219)	972,924	3.07%	—	972,924	—	—	—	—
Lutea (Hong Kong) Limited As Trustee Of Melissa Martina Mc Dermott(220)	174,805	<1%	—	174,805	—	—	—	—
Melissa Mcdermott(221)	3,939	<1%	—	3,939	—	—	—	—
Matthew Scott Edwards(222)	4,540	<1%	—	4,540	—	—	—	—
Yuen Wai San(223)	34,950	<1%	—	34,950	—	—	—	—
Adam Dubrowski(224)	17,461	<1%	—	17,461	—	—	—	—
Inresco Limited(225)	512,360	1.62%	—	512,360	—	—	—	—
Sennen Limited(226)	768,282	2.42%	—	768,282	—	—	—	—
Croyde Limited(227)	768,282	2.42%	—	768,282	—	—	—	—
Christian Thierfelder(228)	9,066	<1%	—	9,066	—	—	—	—
Schielke, Mai Linh Julia(229)	5,769	<1%	—	5,769	—	—	—	—
Malcolm Jon Alexander Wright(230)	13,759	<1%	—	13,759	—	—	—	—
Miles Christian Pelham(231)	27,938	<1%	—	27,938	—	—	—	—
Levidge LLC (232)	526,441	1.66%	—	526,441	—	—	—	—
Nathan John Trute(233)	30,731	<1%	—	30,731	—	—	—	—

26

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Timothy Loughnan Robinson(234)	82,471	<1%	—	82,471	—	—	—	—
P T Dolan Retirement Benefit Scheme (235)	145,345	<1%	—	145,345	—	—	—	—
Kwak Jung Young(236)	706,693	2.23%	—	706,693	—	—	—	—
Hennessey, Raymond George(237)	5,196	<1%	—	5,196	—	—	—	—
Paul Royce Keeble(238)	36,724	<1%	—	36,724	—	—	—	—
Peter Van Den Driest(239)	32,827	<1%	—	32,827	—	—	—	—
Teresa Van’t Hoff(240)	32,519	<1%	—	32,519	—	—	—	—
Evan Griffin(241)	60,135	<1%	—	60,135	—	—	—	—
Dio Corporation Inc(242)	23,356	<1%	—	23,356	—	—	—	—
James Muir(243)	45,859	<1%	—	45,859	—	—	—	—
Kingsley James Long(244)	36,486	<1%	—	36,486	—	—	—	—
Oscar Petrus Antonius Maria Poelmann(245)	108,146	<1%	—	108,146	—	—	—	—
Bourse Retirement Scheme QROPS(246)	98,885	<1%	—	98,885	—	—	—	—
Kondoa Limited(247)	98,326	<1%	—	98,326	—	—	—	—
Minuity Limited(248)	436,524	1.38%	—	436,524	—	—	—	—

27

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Figuiere Limited(249)	436,524	1.38%	—	436,524	—	—	—	—
Gilandi Limited(250)	327,400	1.03%	—	327,400	—	—	—	—
Sin Yoong Kong(251)	163,700	<1%	—	163,700	—	—	—	—
Tswen Wen Lee(252)	21,833	<1%	—	21,833	—	—	—	—
Tay Hin Ngan(253)	54,576	<1%	—	54,576	—	—	—	—
Loh Bee Lock Cheryl(254)	10,924	<1%	—	10,924	—	—	—	—
Dennis Koh(255)	54,576	<1%	—	54,576	—	—	—	—
Tan Ai Kheng(256)	21,833	<1%	—	21,833	—	—	—	—
Stephen Warwick Kent(257)	9,317	<1%	—	9,317	—	—	—	—
Thomas George Holroyd(258)	21,652	<1%	—	21,652	—	—	—	—
Edward Martin Burgess Olley(259)	5,434	<1%	—	5,434	—	—	—	—
Darpankumar Pravinkumar Patel(260)	17,461	<1%	—	17,461	—	—	—	—
Harry Adam Hughes(261)	2,640	<1%	—	2,640	—	—	—	—
Ashton Winkler Aren(262)	1,760	<1%	—	1,760	—	—	—	—
Management & Advisory Services MAS AG(263)	8,311	<1%	—	8,311	—	—	—	—
Park Hill Management Limited(264)	109,236	<1%	—	109,236	—	—	—	—

28

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Japan Digital Entertainment, Inc.(265)	2,151	<1%	—	2,151	—	—	—	—
James Nathan Byrne(266)	1,062	<1%	—	1,062	—	—	—	—
Hughes & Co(267)	4,372	<1%	—	4,372	—	—	—	—
Henry Da-Cheng Lee(268)	11,384	<1%	—	11,384	—	—	—	—
Lo Yan Ming Gemini (269)	60,443	<1%	—	60,443	—	—	—	—
MCM Asia Limited(270)	43,708	<1%	—	43,708	—	—	—	—
Gebel Ltd(271)	27,532	<1%	—	27,532	—	—	—	—
Sean Gregory King(272)	9,080	<1%	—	9,080	—	—	—	—
Curtis Michael Alderson(273)	9,080	<1%	—	9,080	—	—	—	—
Renaissance Fzc(274)	10,924	<1%	—	10,924	—	—	—	—
Mark Spitzer(275)	12,600	<1%	—	12,600	—	—	—	—
Francis Anthony Copplestone(276)	18,034	<1%	—	18,034	—	—	—	—
Min Park(277)	90,182	<1%	—	90,182	—	—	—	—
A Niu(278)	27,057	<1%	—	27,057	—	—	—	—
Bofeng Pan(279)	11,720	<1%	—	11,720	—	—	—	—
Nicholas James Cogswell(280)	18,034	<1%	—	18,034	—	—	—	—
Rosemary Jane Hawkridge (281)	45,091	<1%	—	45,091	—	—	—	—

29

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

Tomoyuki Sasai(282)	90,182	<1%	—	90,182	—	—	—	—
Ying, Tak Wai Maureen(283)	36,067	<1%	—	36,067	—	—	—	—
James Iqbal Singh(284)	18,020	<1%	—	18,020	—	—	—	—
Lucy Anne Pollock(285)	18,020	<1%	—	18,020	—	—	—	—
Sylvia Asher (286)	22,490	<1%	—	22,490	—	—	—	—
Christopher Colin Flanagan(287)	35,970	<1%	—	35,970	—	—	—	—
Fasil Nasim(288)	89,875	<1%	—	89,875	—	—	—	—
Cristina Ventura(289)	26,932	<1%	—	26,932	—	—	—	—
Peter Stuart Irvine(290)	22,434	<1%	—	22,434	—	—	—	—
Berinvest Limited(291)	446,707	1.41%	—	446,707	—	—	—	—
Baldwin Po Wang Cheng(292)	17,866	<1%	—	17,866	—	—	—	—
Leung Kwok Wai Gary(293)	26,750	<1%	—	26,750	—	—	—	—
Riccio Holdings Limited(294)	35,369	<1%	—	35,369	—	—	—	—
Annie Lee(295)	88,366	<1%	—	88,366	—	—	—	—
Jonathan Stiles Hancock(296)	35,341	<1%	—	35,341	—	—	—	—
ABIN PTY LTD(297)	17,670	<1%	—	17,670	—	—	—	—
ABIN PTY LTD <Haesler Super Fund A/C>(298)	19,444	<1%	—	19,444	—	—	—	—

30

	Ordinary Shares Beneficially Owned					Ordinary Shares Beneficially Owned After Sale of All Ordinary Shares Offered Hereby
Name of Beneficial Owner	Shares	Percentage	Warrants Beneficially Owned	Ordinary Shares Registered Hereby	Warrants Registered Hereby	Shares	Percentage	Warrants Beneficially Owned After Sale of All Warrants Offered Hereby

MCB Software Services Limited (299)	46,837	<1%	—	46,837	—	—	—	—
Panah Master Fund(300)	352,963	1.11%	—	352,963	—	—	—	—
Infrastructure Solutions Pte Ltd(301)	17,615	<1%	—	17,615	—	—	—	—
Bradbury Investment Fund (SPC) Limited - WGC Assets Fund SP(302)	879,054	2.77%	—	879,054	—	—	—	—
Christoforos Arcoumanis(303)	61,630	<1%	—	61,630	—	—	—	—
Aardwolf Limited(304)	88,031	<1%	—	88,031	—	—	—	—
Tarek Hameidani(305)	17,601	<1%	—	17,601	—	—	—	—
Hunter Point Limited(306)	175,769	<1%	—	175,769	—	—	—	—
Traveluck Investments Inc.(307)	87,933	<1%	—	87,933	—	—	—	—
Jan Moritz Seibert(308)	17,559	<1%	—	17,559	—	—	—	—
SRAX, Inc.(309)	18,034	<1%	—	18,034	—	—	—	—

(1)	Richard Byworth beneficially owns 72,190 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. Richard Byworth is the Company’s Chief Executive Officer and serves as a member of its Board of Directors. His principal residence is Flat A, 18/F, Bohemian House, 321 Des Voeux Road West, Hong Kong.
(2)	Caerula Holdings Limited beneficially owns 427,612 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Caerula Holdings Limited is Heritage Suite, The Valley, Al-2640, Anguilla, British West Indies. Richard Byworth, the Company’s Chief Executive Officer and a member of its Board of Directors, wholly owns Caerula Holdings Limited.
(3)	Paul Neil Ewing beneficially owns 42,982 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. Paul Ewing is the Company’s Chief Financial Officer and serves as a member of its Board of Directors. His principal residence is Flat 3B, 29/F, Ventris Place, 19 Ventris Road, Happy Valley, Hong Kong.

31

(4)	Chi-Won Yoon beneficially owns 1,746,346 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. Chi-Won Yoon is the Company’s Chairman and serves as a member of its Board of Directors. His principal residence is 19A Shouson Hill Road, Shouson Hill, Hong Kong.
(5)	Theng Siew Lian Lisa beneficially owns 26,401 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. Ms. Theng is a member of the Company’s Board of Directors and maintains her principal residence at 17A King Albert Park, Singapore.
(6)	Ever Wise Ventures Limited beneficially owns 95,350 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Ever Wise Ventures Limited is Suite 1102, 11/F, No. 317-319 Des Voeux Road Central, Sheung Wan, Hong Kong. Richard Petty, a member of the Company’s Board of Directors, wholly owns Ever Wise Ventures Limited.
(7)	Paul Henry Smith beneficially owns 52,816 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. Mr. Smith is a member of the Company’s Board of Directors and maintains his at Flat 5A Wyndham Mansion, 30-32 Wyndham Street, Central, Hong Kong.
(8)

DHC Investments Limited beneficially owns 2,297,623 ordinary shares and is 50% owned by Paul Yang and 50% owned by Connie Wei, who have shared voting and dispositive power with respect to the ordinary shares. Paul Yang and Connie Wei disclaim beneficial ownership of such ordinary shares except to the extent of their respective pecuniary interests therein. The business address of DHC Investments Limited is 10/F, Two Chinachem Central, 26 Des Voeux Road, Central, Hong Kong.

(9)	8i Holdings Limited beneficially owns 1,437,500 ordinary shares. The business address for 8i Holdings Limited is 6 Eu Tong Sen Street, #08-13 The Central, Singapore 059817. 8i Holdings Limited is 100% owned by James Tan.
(10)	Ang Ai Boon beneficially owns 4,700 ordinary shares and 4,000 warrants. The principal address of Ang Ai Boon is 80 Kim Seng Road, #13-01 The Mirage, Singapore 227979.
(11)	Angie Lim Teow Heng beneficially owns 5,650 ordinary shares and 8,000 warrants. The principal address of Angie Lim Teow Heng is 35 Hindhede Walk, #04-02, Singapore 587969.
(12)	Anne Rachel C. Wong beneficially owns 3,300 ordinary shares and 6,000 warrants. The principal address of Anne Rachel C. Wong is Blk. 132 Tampines St. 11, #04-228, Singapore, 521132.
(13)	Bernard Chan Chee Yoong beneficially owns 10,700 ordinary shares and 14,000 warrants. The principal address of Bernard Chan Chee Yoong is 39 Mimosa Road, Singapore, 808001.
(14)	Chew Kok Loong beneficially owns 12,000 ordinary shares and 123,100 warrants. The principal address of Chew Kok Loong is 27 Jalan Hijauan Residen 2A, Taman Hijauan Residen, Selangor, 43200 Cheras, Malaysia.
(15)	Chew Poh Kwan Margaret beneficially owns 5,500 ordinary shares and 10,000 warrants. The principal address of Chew Poh Kwan Margaret is 22 Sennett Terrace, Singapore 466717.
(16)	Chia Teck Wah beneficially owns 15,151 ordinary shares and 8,000 warrants. The principal address of Chia Tech Wah is 3 Jalan Sotong, Singapore 428316.
(17)	Chia Wee Peng beneficially owns 1,100 ordinary shares and 2,000 warrants. The principal address of Chia Wee Peng is 25 Jalan Buloh Perindu, Singapore 457683.
(18)	Chiam Chun Tsann beneficially owns 13,200 ordinary shares and 7,000 warrants. The principal address of Chiam Chun Tsann is 108A Lim Ah Woo Road, Singapore 438146.
(19)	Chiam Hui Yun beneficially owns 13,200 ordinary shares and 7,000 warrants. The principal address of Chiam Hui Yun is 27 Mount Sophia #01-94 Sophia Hills, Singapore 228478.
(20)	Fiona Soh Siok Lan beneficially owns 16,500 ordinary shares and 10,000 warrants. The principal address of Fiona Soh Siok Lan is 26 Tomlinson Road, #09-36, Singapore 247856.
(21)	Foo Benjamin beneficially owns 16,400 ordinary shares and 8,000 warrants. The principal address of Foo Benjamin is 10 Tay Lian Teck Road, Singapore 455630.
(22)	Foo Wai Lin Catherine and Chee Hsing Gary Andrew beneficially own 13,000 ordinary shares and 20,000 warrants. Their principal address is 24 Jalan Tenang, Singapore 277958.
(23)	Goh Beng Hwa beneficially owns 1,100 ordinary shares and 2,000 warrants. The principal address of Goh Beng Hwa is 51 Chai Chee Street #03-312, Singapore 460051.
(24)	Goh Yew Chai beneficially owns 27,289 ordinary shares and 76,000 warrants. The principal address of Goh Yew Chai is 139A Lorong 1A Toa Payoh #37-38, Singapore 311139.
(25)	Heng Too Seah beneficially owns 2,207 ordinary shares and 4,000 warrants. The principal address of Heng Too Seah is Blk. 277B Compassvale Link #03-274, Singapore 542277.

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(26)	Jonah Nehemiah Huang Chung Khai beneficially owns 2,100 ordinary shares and 2,000 warrants. The principal address of Jonah Nehemiah Huang Chung Khai is Blk. 646 Ang Mo Kio Ave 6 #03-4917, Singapore 560646.
(27)	Junaidi beneficially owns 1,100 ordinary shares and 2,000 warrants. The principal address of Junaidi is 196A Punggol Field #13-551, Singapore 821196.
(28)	Kelly Ong Poh Ching beneficially owns 2,200 ordinary shares and 4,000 warrants. The principal address of Kelly Ong Poh Ching is 250B Comppassvale Street #04-69, Singapore 542250.
(29)	Kevin Widjaja beneficially owns 16,500 ordinary shares and 30,000 warrants. The principal address of Kevin Widjaja is 714 Ang Mo Kio Avenue 6 #03-4020, Singapore 560714.
(30)	Koe Poh Wah beneficially owns 5,500 ordinary shares and 10,000 warrants. The principal address of Koe Poh Wah is Blk 325 Serangoon Ave 3 #09-296, Singapore 550325.
(31)	Koh Choon Yong beneficially owns 12,750 ordinary shares and 146,276 warrants. The principal address of Koh Choon Yong is 26 Pasir Ris Link #06-21, Singapore 518145.
(32)	Koh Leng Khim beneficially owns 32,200 ordinary shares and 4,000 warrants. The principal address of Koh Leng Khim is Blk 128 Lorong 1 Toa Payoh #08-827, Singapore 310128.
(33)	Lam Wai Meng Jeffrey beneficially owns 14,861 ordinary shares and 198,673 warrants. Lam Wai Meng Jeffrey also beneficially owns 3,300 ordinary shares and 6,000 warrants together with Leong Yuan Wah as noted below. The principal address of Lam Wai Meng Jeffery is 8 Alexandra View #44-07, Singapore 158747.
(34)	Lam Wai Meng Jeffrey and Leong Yuan Wah beneficially own 3,300 ordinary shares and 6,000 warrants. The principal address of Lam Wai Meng Jeffrey and Leong Yuan Wah is 8 Alexandra View #44-07, Singapore 158747.
(35)	Lee Ho Hwa beneficially owns 2,200 ordinary shares and 4,000 warrants. The principal address of Lee Ho Hwa is 311 East Coast Road, Singapore 428957.
(36)	Lee Hwe Leng beneficially owns 2,200 ordinary shares and 4,000 warrants. The principal address of Lee Hew Leng is Blk 714 Pasir Ris Street 72 #09-29, Singapore 570714.
(37)	Lee Yaw Loong Francis beneficially owns 5,500 ordinary shares and 10,000 warrants. The principal address of Lee Yaw Loong Francis is 35 Dyson Road, Singapore 309384.
(38)	Li Hong Man beneficially owns 24,800 ordinary shares and 6,000 warrants. The principal address of Li Hong Man is 8 Marine Vista #11-33, Singapore 449032.
(39)	Lim Chean Wun beneficially owns 10,625 ordinary shares and 40,000 warrants. The principal address of Lim Chean Wun is Blk 705 Bedock North Road #06-3436, Singapore 470705.
(40)	Loh Chee Meng beneficially owns 5,500 ordinary shares and 10,000 warrants. The principal address of Loh Chee Meng is Blk 6718 Yishun Avenue 4 #08-582, Singapore 762671.
(41)	Lok Mun Wai beneficially owns 2,200 ordinary shares and 4,000 warrants. The principal address of Lok Mun Wai is 5 Buangkok Green #02-03, Singapore 539748.
(42)	Low Kwee Seng Tony beneficially owns 3,300 ordinary shares and 6,000 warrants. The principal address of Low Kwee Seng Tony is Blk 15, Bedock Reservoir View #08-03, Singapore 478933.
(43)	Noreen Chua Lee Choo beneficially owns 110,189 ordinary shares and 14,000 warrants. The principal address of Noreen Chua Lee Choo is 6 Angklong Lane #13-01, Singapore 579980.
(44)	Ong Eng Chiang beneficially owns 2,211 ordinary shares and 8,100 warrants. The principal address of Ong Eng Chiang is 39 Chancery Lane #01-20, 309568.
(45)	Peck Ming-Hsin Stanley beneficially owns 80,925 ordinary shares and 18,441 warrants. The principal address of Peck Ming-Hsin Stanley is 28 Scotts Road #22-01, Singapore 228223.
(46)	Sim Juee Hiong beneficially owns 32,661 ordinary shares and 97,500 warrants. The principal address of Sim Juee Hiong is 138 Marsiling Road #09-2016, Singapore 730138.
(47)	Tan Choon Huat beneficially owns 3,300 ordinary shares and 6,000 warrants. The principal address of Tan Choon Huat is 491H Tampines Street 45 #07-40, Singapore 650406.
(48)	Tan Choon Wong beneficially owns 7,700 ordinary shares and14,000 warrants. The principal address of Tan Choon Wong is 32A Watten View, Singapore 287157.
(49)	Tay Buan Tiong beneficially owns 3,300 ordinary shares and 6,000 warrants. The principal address of Tay Buan Tiong is Blk 406 Bukit Batok West Ave 7, #07-40, Singapore 650406.
(50)	Tay Hong Geok beneficially owns 39,050 ordinary shares and 26,000 warrants. The principal address of Tay Hong Geok is 25 Jalan Buloh Perindu, Singapore 457683.
(51)	Tee Keng Sing Pte. Ltd. beneficially owns 33,100 ordinary shares and 20,000 warrants. The principal address of Tee Keng Sing Pte. Ltd. is Vistra Corporate Services Centre, Wickams Cay II, Road Town, Tortola, British Virgin Islands 1110.

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(52)	Teo Wee David beneficially owns 28,989 ordinary shares and 10,000 warrants. The principal address of Teo Wee David is 22 Sennett Terrace, Singapore 466717.
(53)	Thio Gwan Choon beneficially owns 2,200 ordinary shares and 4,000 warrants. The principal address of Thio Gwan Choon is 3 Suffolk Road #14-01 Suffolk Premier, Singapore 307781.
(54)	Wong Ji Kan beneficially owns 23,950 ordinary shares and 6,000 warrants. The principal address of Won Ji Kan is 27 Adam Road #04-24, Singapore 289895.
(55)	Yap Fen Yin beneficially owns 2,200 ordinary shares and 4,000 warrants. The principal address of Yap Fen Yin is 311 East Coast Road, Singapore 428957.
(56)	Zhang Lei beneficially owns 1,100 ordinary shares and 2,000 warrants. The principal address of Zhang Lei is 491H Tampines Street 45 #09-248, Singapore 527491.
(57)	Leong Khin Meng beneficially owns 13,910 ordinary shares and 50 warrants. The principal address of Leong Khin Meng is 18 Dover Crescent #24-36, Singapore 130018.
(58)	Albert Wong Chock Puan beneficially owns 21,350 ordinary shares. The principal address of Albert Wong Chock Puan is 21 Watten Drive, Singapore 287656.
(59)	Alfred Lim beneficially owns 26,667 ordinary shares. The principal address of Alfred Lim is 10 Marlene Avenue, Singapore 556622.
(60)	Bukoh Seng Hiang Laurence beneficially owns 3,000 ordinary shares. The principal address of Bukoh Seng Hiang Laurence is 6 Angklong Lane #04-04 Faber Garden Condo, Singapore 579980.
(61)	Chew Yin Sang beneficially owns 11,000 ordinary shares. The principal address of Chew Yin Sang is Blk 483 Pasir Ris Drive 4 #12-479, Singapore 510483.
(62)	Ching Siew Hua beneficially owns 11,000 ordinary shares. The principal address of Ching Siew Hua is Blk 154 Mei Ling Street #10-42, Singapore 140154.
(63)	Hah Hen Khean beneficially owns 16,667 ordinary shares. The principal address of Hah Hen Khean is 17 Coveway #02-10, Singapore 098205.
(64)	Ho Chee Hui beneficially owns 5,556 ordinary shares. The principal address of Ho Chee Hui is 452 Corporation Road #03-06, Singapore 649811.
(65)	Honour (Singapore) Ltd. beneficially owns 10,000 ordinary shares. The principal address of Honour (Singapore) Ltd. is 6 Shenton Way #24-11 OUE Downtown 2, Singapore 068809.
(66)	Phoon Soo Hin beneficially owns 12,000 ordinary shares. The principal address of Phoon Soo Hin is 405 Bukit Batok West Avenue 7 #11-06, Singapore 650405.
(67)	Rainbowgold Pte Ltd. beneficially owns 27,500 ordinary shares. The principal address of Rainbowgold Pte Ltd. is 150 Cecil Street #03-00, Singapore 069543.
(68)	Tan Kian Gay beneficially owns 11,000 ordinary shares. The principal address of Tan Kian Gay is Blk 714 Pasir Ris Street 72 #09-29, Singapore 570714.
(69)	Teou Kem Eng beneficially owns 11,111 ordinary shares. The principal address of Teou Kem Eng is 4 Begonia Road, Singapore 809798.
(70)	Yeap Chee Leong beneficially owns 5,556 ordinary shares. The principal address of Yeap Chee Leong is Blk 363 Yung An Road #10-137, Singapore 610137.
(71)	Yoon Onn Andrew Ho beneficially owns 200,000 ordinary shares, which are not included in the 25,000,000 shares issued to Diginex Hong Kong shareholders pursuant to the business combination. The principal address of Yoon Onn Andrew Ho is Apt. 4C, Yu Hing Mansion, J5 Bonham Strand W, Sheung Wan, Hong Kong.
(72)	Ang Su Chau beneficially owns 18,750 ordinary shares and 59,720 warrants. The business address of Ang Su Chau is 101 Cashew Road #08-01, Singapore 679672.
(73)	Arief Widyawan Sidarto beneficially owns 57,483 ordinary shares. The business address of Arief Widyawan Sidarto is 5 Pinewood Grove, Singapore 737930.
(74)	Azure All-Star Fund Pte Ltd. beneficially owns 62,457 ordinary shares. The business address of Azure All-Star Fund Pte Ltd. is 230 Orchard Road #07-236 Faber House, Singapore 238854.
(75)	Azure Prime Fund VCC beneficially owns 12,552 ordinary shares. The business address of Azure Prime Fund VCC is 230 Orchard Road #07-236 Faber House, Singapore 238854.
(76)	Carlos Gonzalez Florenzano beneficially owns 90,116 ordinary shares. The business address of Carlos Gonzalez Florenzano is 23 Jalan Puteh Jerneh, Singapore 278045.
(77)	Chan Kian Kuan beneficially owns 11,112 ordinary shares. The business address of Chan Kian Kuan is 15 Gul Crescent, Singapore 629525.
(78)	Cheng Mathew Hern Wang beneficially owns 11,111 ordinary shares. The business address of Cheng Mathew Hern Wang is Bloc 11 Farrer Park Road #30-07, Singapore 210011.

34

(79)	Clarissa Choh Soh Pheng beneficially owns 36,652 ordinary shares. The business address of Clarissa Choh Soh Pheng is 11 Merino Crescent, Singapore 149159.
(80)	Foo Fang Wei beneficially owns 23,534 ordinary shares and 641 warrants. The business address of Foo Fang Wei is 44 Li Hwan Close, Singapore 557167.
(81)	Heng Bak Hwee beneficially owns 93,055 ordinary shares. The business address of Heng Bak Hwee is 7, Fernvale Close #15-16, Singapore 797488.
(82)	Hon Lai Wan beneficially owns 1,100 ordinary shares. The business address of Hon Lai Wan is Blk 410C Fernvale Road #05-92, Singapore 793410.
(83)	IPP Financial Services Holdings Pte Ltd. beneficially owns 55,556 ordinary shares. The business address of IPP Financial Services Holdings Ptd Ltd. is 78 Shenton Way #30-1, Singapore 079120.
(84)	John Chia Whay Kuang beneficially owns 44,444 ordinary shares. The business address is John Chia What Kuang is 100 Clemenceau Avenue North #05-111, Singapore 229491.
(85)	Lee Kok Wah beneficially owns 55,556 ordinary shares. The business address is Lee Kok Wah is 22 Ramsgate Road, Singapore 437468.
(86)	Lee Peng Hung Bernard beneficially owns 2,000 ordinary shares. The business address is Lee Peng Hung Bernard is 15 Minbu Road #10-17, Singapore 308166.
(87)	Leon Koh Wee Kiat beneficially owns 3,333 ordinary shares. The business address of Leon Koh Wee Kiat is 216 Bukit Batok Street 21 #09-283, Singapore 650216.
(88)	Lim Guan Teck beneficially owns 50,785 ordinary shares and 130,000 warrants. The principal address of Lim Guan Teck is 36 Tomlinson Road #09-36, Singapore 247856.
(89)	Lim Hua Min Joanne beneficially owns 25,000 ordinary shares. The business address of Lim Hua Min Joanne is 69 Coronation road, Singapore 269466.
(90)	Lim Song Guek beneficially owns 2,500 ordinary shares. The business address of Lim Song Guek is 108A Lim Ah Wood Road, Singapore 438146.
(91)	Lim Wei Tiong beneficially owns 1,666 ordinary shares. The business address of Lim Wei Tiong is 28 Jalan Manis, Singapore 329263.
(92)	Low Hwee Siong beneficially owns 25,000 ordinary shares. The business address of Low Hwee Siong is 125 Lentor Street, Singapore 786830.
(93)	Mandiri Global Opportunistic Fund SPC beneficially owns 11,002 ordinary shares. The business address of Mandiri Global Opportunistic Fund SPC is Collas Crill Corporate Services Limited, Willow House Cricket Square P.O. Box 709, Grand Cayman KY1-1107.
(94)	Manford Equity Group Limited beneficially owns 25,000 ordinary shares. The business address of Manford Equity Group Limited is Wickhams Cayll, Road Town, Tortola VG1110.
(95)	Medco Pacific Resources Pte Ltd. beneficially owns 15,000 ordinary shares. The business address of Medco Pacific Resources Pte Ltd. is 1 Scott Road #25-08 Shaw Centre, Singapore 228208.
(96)	Ng Bee Hong beneficially owns 148 ordinary shares. The business address of Ng Bee Hong is Blk 277B Compassvale Link #03-274, Singapore 542277.
(97)	Ng Chee Beng & Jane Tan Bee Bee beneficially owns 55,556 ordinary shares. The business address of Ng Chee Beng & Jane Tan Bee Bee is CT Hub 2, 114 Lavender Street #18-01, Singapore 338729.
(98)	Ng Sok Bee Linda beneficially owns 38,889 ordinary shares. The business address of Ng Sok Bee Linda is 149 Braddell Road, Singapore 359932.
(99)	Mona Hum Poh Lin beneficially owns 15,500 ordinary shares and 40,000 warrants. The business address of Mona Hum Poh Lin is Blk 103 Henderson Crescent #12-40, Singapore 150103.
(100)	Peck Hong Hoon Alan beneficially owns 21,000 ordinary shares. The business address of Peck Hong Hoon Alan is 1 Newton Road #28-03 Newton One, Singapore 307943.
(101)	Phang Kai Ling beneficially owns 5,250 ordinary shares. The business address of Phang Kai Ling is Blk 467B Admiralty Drive #09-143, Singapore 752467.
(102)	Tan Hock Choon Alfred beneficially owns 1,111 ordinary shares. The business address of Tan Hock Choon Alfred is 3 Canberra Drive #13-07 One Canberra, Singapore 768102.
(103)	Tan Sioh Cheng beneficially owns 22,223 ordinary shares. The business address of Tan Sioh Cheng is 6 Da Silva Lane, Singapore 549730.
(104)	Tee Yee Peng beneficially owns 37,500 ordinary shares. The business address of Tee Yee Peng is 20 Bukit Ceylon, Kuala Lumpur.

35

(105)	Toe Teow Heng beneficially owns 129,760 ordinary shares. The business address of Toe Teow Heng is 76 Goodman Road, Singapore 439040.
(106)	Wealth Universe Limited beneficially owns 55,556 ordinary shares. The business address of Wealth Universe Limited is P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola VG1110.
(107)	Wee Tiong Howe beneficially owns 33,334 ordinary shares. The business address of Wee Tiong Howe is 56 Sian Tuan Avenue, Singapore 588330.
(108)	Woon Lai Har beneficially owns 12,500 ordinary shares. The principal address of Woon Lai Har is 10 Angklong Lane #03-03, Singapore 579982.
(109)	Yaw Kok Leong beneficially owns 15,167 ordinary shares. The business address of Yaw Kok Leong is 473 River Valley Road #15-05, Singapore 248358.
(110)	Yeo Han Yong beneficially owns 12,500 ordinary shares. The business address of Yeo Han Yong is 44 Sunset Way, Singapore 597072.
(111)	Yin Ying beneficially owns 5,000 ordinary shares. The business address of Yin Ying is 32E Watten Rise, Singapore 286637.
(112)	Shine Link Limited beneficially owns 100,000 ordinary shares. The business address of Shine Link Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG 1110.
(113)	Chardan Capital Markets beneficially owns 550,562 ordinary shares. The business address of Chardan Capital Markets is 17 State Street, 21st Floor, New York, NY 10004.
(114)	Seet Cher Hung & Loh Kim Ching beneficially owns 2,200 ordinary shares. The principal address of Seet Cher Hung & Loh Kim Ching is Block 103 Lorong Sarina, #01-04 Casa Sarina, Singapore 416730.
(115)	Seow Yong Meng beneficially owns 22,223 ordinary shares. The principal address of Seow Yong Meng is 6 Da Silva Lane, Singapore 549730.
(116)	Sim Boon Ser beneficially owns 10,000 ordinary shares. The principal address of Sim Boon Ser is 76 Namly Garden, Singapore 267401.
(117)	Sun Ma Chuen Victor beneficially owns 1,111 ordinary shares. The principal address of Sun Ma Chuen Victor is 22 Vanda Road Singapore 287782.
(118)	Pelham Limited beneficially owns 319,340 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Pelham Limited is 2404, 24/F, World-Wide House, 19 Des Voeux Road Central, Central, Hong Kong.
(119)

Mark Thomas Holland and Zoe Ashton Holland AFT Causette Trust beneficially owns 214,574 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Mark Thomas Holland and Zoe Ashton Holland ATF Causette Trust is 26 Carrington Avenue, Mosman NSW 2088, Australia.

(120)

Thierfelder Martina beneficially owns 173,017 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Thierfelder Martina is Rm B, 7/F, Tower 3, The Austin, 8 Wui Cheung Road, Jordon, Kowloon, Hong Kong.

(121)

Bouzouba Rachid beneficially owns 384,937 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Bouzouba Rachid Is MCM Partners, 22/F, Man Yee Building, 68 Des Voeux Road Central, Central, Hong Kong.

(122)

MTI Limited beneficially owns 284,963 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of MTI Limited is 6-14-1, Nishi-Shinjuka, Shinjuku-Ku, Tokyo, Japan.

(123)	Andrew James Marshall beneficially owns 59,758 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Andrew James Marshall is Carrer den Blanes, Edificios Dos Playas 2/4b, Portals Nous, 07001, Mallorca, Islas Baleares, Spain.
(124)	Jack Weil beneficially owns 69,844 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Jack Weil is Styrmansgatan 52 Lgh 1404, 114 60 Stockholm.
(125)	Kurt Hakan Ersoy beneficially owns 126,250 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Kurt Hakan Ersoy is Apartment 504, La Hacienda, 31 Mount Kellett Road, The Peak, Hong Kong.
(126)	Mark Justin Jonathan Morgan Blick beneficially owns 29,558 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Mark Justin Jonathan Morgan Blick is 10B, Central Mansion, 270-276 Queen’s Road Central, Hong Kong.

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(127)	Emmanuel Lefort beneficially owns 17,461 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Emmanuel Lefort is Stanley Knoll B7, 42 Stanley Village Road, Stanley, Hong Kong.
(128)	Paul Robert Redbourn beneficially owns 34,950 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Paul Robert Redbourn is 8 Bagley’s Lane, London SW6 3TB England.
(129)

Felix Jacques Maratier beneficially owns 43,694 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Felix Jacques Maratier is 8/F Man Yuen Garden, 52B Kennedy Road, Wan Chai, Hong Kong.

(130)	Susan Hah May Ling beneficially owns 29,027 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Susan Hah May Ling is 6 Cuscaden Walk #23-02 The Boulevard Residence, Singapore 249691.
(131)

Valeriya Lisitsyna beneficially owns 31,681 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Valeriya Lisitsyna is Flat 1D, 1/F, BLK B, Albany Court, 51-53 Bisney Road, Pokfulam, Hong Kong.

(132)	Savio Joseph Pulpel beneficially owns 22,839 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Savio Joseph Pulpel is 7C, Tower 2, Harbour Green, 8 Sham Mong Road, Tai Kok Tsui, Kowloon, Hong Kong.
(133)	Tim Wannenmacher beneficially owns 210,775 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Tim Wannenmacher is House 12, Helene Court, No 14 Shouson Hill Road, Hong Kong.
(134)	New China Star Investments HK Limited beneficially owns 43,694 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of New China Star Investments HK Limited is 5G Tower 5 One Kai Tak (II), 8 Muk Ning Street, Kowloon, Hong Kong.
(135)	HENG Ching Kuen Franklin beneficially owns 264,917 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of HENG Ching Kuen Franklin is Flat B33, Repulse Bay Apartment, 101 Repulse Bay Road, Hong Kong.
(136)	Benoit Marc Antoine Yves SAUVAGE beneficially owns 43,694 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Benoit Marc Antoine Yves SAUVAGE is Ground Floor, East Court, Savoy Court, 101 Robinson Road, Mid-Levels, Hong Kong.
(137)	Shane Grant Edwards beneficially owns 125,929 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Shane Grant Edwards is 8 Broadlands Road, Highgate, United Kingdom, N6 4AN.
(138)	Matthew Blom beneficially owns 6,803 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Matthew Blom is 8210 Golden Mile 8, Palm Jumeirah, Dubai, United Arab Emirates.
(139)

Vito Schiro beneficially owns 17,489 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Vito Schiro is Kantonsstrasse 6, 8807 Freienbach, Switzerland.

(140)

Rigort Holding Limited beneficially owns 174,819 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Rigort Holding Limited is RM 2404, 24/F, World-Wide House, 19 Des Voeux Road Central, Central, Hong Kong.

(141)	Raymond Andrew Bird beneficially owns 192,783 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Raymond Andrew Bird is Spiridonovka Str, bld 19, ap. 26, Moscow 123001, Russia.
(142)	Kevin Hearne beneficially owns 10,588 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Kevin Hearne is Flat 13b, Green Valley Mansions, 51 Wong Nai Chung Road, Happy Valley, Hong Kong.
(143)	CHIK Chui Sze beneficially owns 178,409 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of CHIK Chui Sze is Flat 2602, 74 Kennedy Road, Bamboo Grove, Mid Levels, Hong Kong.
(144)	LEE, Hok Lymn Lemuel beneficially owns 34,978 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of LEE, Hok Lymn Lemuel is 20B Tower 5, Dynasty Court, 23 Old Peak Road Midlevels, Hong Kong.

37

(145)	Miran Min Yoon beneficially owns 174,819 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Miran Min Yoon is 19A Shouson Hill Road, Shouson Hill, Hong Kong.
(146)	Michael Ian Duggan beneficially owns 45,929 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Michael Ian Duggan is 3/F, Blue Pool Lodge, 6 Blue Pool Road, Happy Valley, Hong Kong.
(147)	Fan Mingxi beneficially owns 52,467 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Fan Mingxi is Headland Drive 13, Discovery Bay, Hong Kong.
(148)	Timothy Charles Ridgway beneficially owns 8,102 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Timothy Charles Ridgway is Blanche Pierre Farm, La Rue De La Ville Emphire, St Lawrence, JE3 1EF Jersey.
(149)	Amanda Jane Cottle beneficially owns 2,696 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Amanda Jane Cottle is St Annes Lodge, West Hill, St Helier, Jersey JE2 3HB.
(150)	Agronomy Capital Advisors Limited beneficially owns 11,385 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Agronomy Capital Advisors Limited is The Courtyard, River Way, Uckfield, East Sussex, TN22 1SL, United Kingdom.
(151)	Michael James Collett beneficially owns 41,725 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Michael James Collett is 23E, Panorama Gardens, 103 Robinson Road, Hong Kong.
(152)	James Robert Pollock beneficially owns 10,993 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of James Robert Pollock is 5 Pender Road, Singapore 099168.
(153)	James Eric Martin Harris beneficially owns 36,710 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of James Eric Martin Harris is 12 Flemming Avenue, Leigh-On-Sea, Essex, SS9 3AW.
(154)	Kyle William Stewart beneficially owns 7,725 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Kyle William Stewart is 28 Hitchcock Rd, Westport, CT 06880 USA.
(155)	Budgie Wright beneficially owns 8,158 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Budgie Wright is Flat 3, 64 West Smithfield, London EC1A 9DY.
(156)	Nous Global Limited beneficially owns 5,462 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of NOUS GLOBAL LIMITED is 9 Appold Street, London, England, EC2A 2AP.
(157)	Alpine Tech SA beneficially owns 34,042 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Alpine Tech SA is Simplonstrasse 17, 3907 Gondo.
(158)	Thomas Paul Morrow beneficially owns 43,694 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Thomas Paul Morrow is Holly Tree House, Jarn Way, Boars Hill, Oxford, OX1 5JF, United Kingdom.
(159)	Maxim Morozov beneficially owns 186,106 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Maxim Morozov is Flat E, 20/F Tower 2, The Orchards, 3 Greig Road, Quarry Bay, Hong Kong.
(160)	Faisal Hayat beneficially owns 135,958 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Faisal Hayat is Highbank, 6 Main Drive, Gerrards Cross, Buckinghamshire, SL9 7PS, United Kingdom.
(161)	Cardinal Strategies Inc beneficially owns 95,504 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Cardinal Strategies Inc is 2/F Pinnacle Building, 9 Ship Street, Wan Chai, Hong Kong.
(162)	Tateru Inc. beneficially owns 11,873 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Tateru Inc. is Jingumae 1-5-8, Shibuya-ku, Tokyo Japan 150-0001.

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(163)	Natalia Pelham beneficially owns 117,966 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Natalia Pelham is Flat A, 18/F, Bohemian House, 321 Des Voeux Road West, Sai Ying Pun, Hong Kong.
(164)	Sampatti AG beneficially owns 22,490 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Sampatti AG is Gagoz 75, 9496 Balzers, Liechtenstein.
(165)	Biarritz Limited beneficially owns 133,681 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Biarritz Limited is Suite 2601, 26th Floor, The H Hotel Office Tower, One Sheikh Zayed Road, PO Box 62201, Dubai, United Arab Emirates.
(166)	Stylianos Moussis beneficially owns 74,188 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Stylianos Moussis is Unit 25 9/F BLK A Fontana Gardens, Ka Ning Path, Tai Hang, Hong Kong.
(167)	Timothy David Stiles beneficially owns 52,718 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Timothy David Stiles is Flat A 17/F, Manhattan Tower, 63 Repulse Bay Road, Repulse Bay, Hong Kong.
(168)

Helvellyn Investments Ltd beneficially owns 321,365 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Helvellyn Investments Ltd is Suite C, 2nd Floor, Orion Mall, Palm Street, Victoria, Mahe, Seychelles.

(169)	Mario Argyrides beneficially owns 13,969 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Mario Argyrides is 34 Streatfield Road, Bellevue Hill, NSW 2023, Australia.
(170)

O’Keefe Jonathan Thomas beneficially owns 317,147 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of O’Keefe Jonathan Thomas is Flat 11, Beaufort House, London, SW3 5AD, United Kingdom.

(171)

Australian Share Nominees Pty Limited beneficially owns 88,897 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Australian Share Nominees Pty Limited is Level 53, MLC Centre, Martin Place, Sydney NSW 2000, Australia.

(172)	Joshi Nikhil Nilin beneficially owns 5,699 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Joshi Nikhil Nilin is Flat 31-32 Imperial Court, 55-56 Prince Albert Road, London, NW8 7PT.
(173)	Green Lawrence Charles beneficially owns 5,699 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Green Lawrence Charles is 73, St James Avenue, Thorpe Bay, SS1 3LL, United Kingdom.
(174)	Sarina Rachel Zaja beneficially owns 53,430 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Sarina Rachel Zaja is 35a, 3a Tregunter Path, Mid-Levels, Hong Kong.
(175)	Frank Kennedy beneficially owns 13,829 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Frank Kennedy is The Old Rectory, Church Lane, Welford on Avon, Warwickshire, CV37 8EL, England.
(176)	Tomoko Fujibayashi beneficially owns 35,159 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Tomoko Fujibayashi is 3E Skyline Mansion, 51 Conduit Road, Mid-levels, Hong Kong.
(177)	Andrew Philip Saffrin beneficially owns 127,535 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Andrew Philip Saffrin is Flat 14, 81 Chandos Way, Hampstead Reach, London NW11 7JH, United Kingdom.
(178)

Emmanuel Vassili Pitsilis beneficially owns 34,796 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Emmanuel Vassili Pitsilis is 13 Woollerton Park #01-02 Gallop Green Singapore 257534.

(179)	Jonathan Stephen Bunn beneficially owns 114,349 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Jonathan Stephen Bunn is 22 Lankester Square, Oxted, Surrey, RH8 0LJ.
(180)

Jamie Tamarua Joseph Williams beneficially owns 17,461 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Jamie Tamarua Joseph Williams is Flat 7A, 7/F, Kennedy Park at Central, 4 Kennedy Road, Mid-levels, Hong Kong.

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(181)	Robert Graeme Meaker beneficially owns 113,636 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Robert Graeme Meaker is 34 High Street, Riseley, Bedfordshire, MK44 lDX, United Kingdom.
(182)	Marbury Ridge Limited beneficially owns 180,043 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Marbury Ridge Limited is Coastal Building, Wickham’s Cay II, PO Box 2221, Road Town, Tortola, BVI.
(183)	Lee May Kin beneficially owns 52,467 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Lee May Kin is 33 Jalan Baiduri Singapore 428404.
(184)	Excelcia Pte Ltd beneficially owns 32,533 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Excelcia Pte Ltd is 1 Newton Road #28-03 Singapore 307943.
(185)	David Roy Byworth beneficially owns 131,334 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of David Roy Byworth is Park Lodge, 77 Park Lane, Old Knebworth, Hertfordshire, SG3 6PP, United Kingdom.
(186)

Monsena Pty Ltd trustee for Monsena Pty Ltd Superannuation Fund beneficially owns 87,403 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Monsena Pty Ltd trustee for Monsena Pty Ltd Superannuation Fund is 21 Kywong Road, Elanora Heights NSW 2101 Australia.

(187)	Andre Pemmelaar beneficially owns 2,919 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Andre Pemmelaar is 173-20 Okubo, Kitagunma-gun, Yoshioka-machi, Gunma 370-4603, Japan.
(188)	David Hughes beneficially owns 11,245 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of David Hughes is 9 Fernville Road, Gosforth, Newcastle, NE3 4HT, UK.
(189)	Julie Hughes beneficially owns 11,245 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Julie Hughes is 9 Fernville Road, Gosforth, Newcastle, NE3 4HT, UK.
(190)	Peter Robert Rutherford beneficially owns 2,933 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Peter Robert Rutherford is Auburn House, Auburn Place, Morpeth NE611QN, UK.
(191)	Dorah Boseja Rutherford beneficially owns 2,933 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Dorah Boseja Rutherford is Auburn House, Auburn Place, Morpeth NE61 1QN, UK.
(192)	Robb Victor Arnulphy beneficially owns 8,256 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Robb Victor Arnulphy is A2, Taoloo Villas, 848 Clearwater Bay Road, Saikung, Hong Kong.
(193)	Sridevi Anil Kumar beneficially owns 13,256 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Sridevi Anil Kumar is Flat A, 26th Floor, Graceful Mansion, Siena 2, Discovery Bay, Lantau Island, Hong Kong.
(194)	Francois Josef Hora beneficially owns 9,289 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Francois Josef Hora is 1A, Tower 1, Grand Garden, 61 South Bay Road, Hong Kong.
(195)	James Edward Byworth beneficially owns 3,772 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of James Edward Byworth is 76 Morshead Mansions, Morshead Road, London, W9 1 LG, United Kingdom.
(196)	Lucas Alexander Kiely beneficially owns 87,375 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Lucas Alexander Kiely is Flat 3F, The Manhattan, 33 Tai Tam Road, Tai Tam, Hong Kong.
(197)	Stuart Dalyn Currey beneficially owns 87,375 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Stuart Dalyn Currey is 2/F 5 Wong Nai Chung Road, Happy Valley, Hong Kong.
(198)	Jean El Khoury beneficially owns 50,860 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Jean El Khoury is Flat G, G/F, Splendour villa, 10 South Bay Road, Repulse Bay, Hong Kong.

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(199)	Zelda Crown Limited beneficially owns 97,921 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Zelda Crown Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, BVI.
(200)	Neil Murray Sheppard beneficially owns 46,684 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Neil Murray Sheppard is B10 Jade Beach Villa, 3-7 Horizon Drive, Chung Hom Kok, Hong Kong.
(201)	Conquest Trading Pty Ltd ATF Eternity Unit Trust beneficially owns 81,829 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Conquest Trading Pty Ltd ATF Eternity Unit Trust is Unit 12, 762 Military Road, MOSMAN NSW 2088 AUSTRALIA.
(202)	Ki-Un Park beneficially owns 63,725 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Ki-Un Park is 235 Jalan Kampong Chantak, Singapore 587925.
(203)	Mark Daniel Thiel beneficially owns 22,685 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Mark Daniel Thiel is 1950 Stewart Way, Encinitas, CA 92024-1168, USA.
(204)	Lewis Ka Hang Cheng beneficially owns 149,634 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Lewis Ka Hang Cheng is #31C, The Albany, 1 Albany Road, Central, Mid-Levels, Hong Kong.
(205)	Pinnacle Trustees Limited as Trustee of the Icewhite Trust beneficially owns 439,708 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Pinnacle Trustees Limited as Trustee of the Icewhite Trust is 14 Britannia Place, Bath Street, St Helier, Jersey JE2 4SU, England.
(206)	Violason Holdings Limited beneficially owns 174,819 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Violason Holdings Limited is 485 Spyrou Kyprainou, Eleneio Megaro, 5th Floor, Office 501, 6051 Larnaca, Cyprus.
(207)	Chladek Thomas Francois beneficially owns 27,309 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Chladek Thomas Francois is 18 Rte Suisse, 1295 Mies, Switzerland.
(208)	Kamberg Investments Limited beneficially owns 43,694 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Kamberg Investments Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.
(209)	Collins Martin John beneficially owns 263,423 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of COLLINS Martin John is Oakhurst, Station Road, Chobham, Woking, Surrey, GU24 8AX, United Kingdom.
(210)	Chiu Wing Chun Joanna beneficially owns 440,924 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of CHIU Wing Chun Joanna is Flat D, 14/F, Block 1, Scenic Heights, 97 Robinson Road, Mid-Levels, Hong Kong.
(211)	Christopher Murphy O'Connor beneficially owns 40,160 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Christopher Murphy O'Connor is 25, 13-14 Pine Street, Cork, Ireland.
(212)	Rickards Andrew Jonathan beneficially owns 24,529 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Rickards Andrew Jonathan is 100 Mau Po Village, Lung Ha Wan, Clearwater Bay, Sai Kung, New Territories, Hong Kong.
(213)	Lindgren Erik Linus beneficially owns 87,375 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Lindgren Erik Linus is Flat 11, 43 Wimpole St, W1G 8AE, London, United Kingdom.
(214)	David John Gibson-Moore beneficially owns 43,694 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of David John Gibson-Moore is Flat 2314, 23rd Floor, Burj Lake Hotel, The Address Downtown, Dubai, United Arab Emirates.
(215)

Revilo Holding Limited beneficially owns 575,848 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Revilo Holding Limited is RM 2404, 24/F, World-wide House, 19 Des Voeux Road Central, Central, Hong Kong.

(216)	David James Innerdale beneficially owns 174,819 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of David James Innerdale is Flat 11A, The Albany, 1 Albany Road, Mid Levels, Hong Kong.

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(217)	SYZ Property Invest GmbH beneficially owns 43,694 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of SYZ Property Invest GmbH is Wrangelstrasse 27/ 20253 Hamburg, Germany.
(218)	Lutea (Hong Kong) Limited as trustee of The Oaklands Trust beneficially owns 502,778 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Lutea (Hong Kong) Limited as trustee of The Oaklands Trust is 1801-1802, LKF29, 29 Wyndham Street, Central, Hong Kong.
(219)	Lutea (Hong Kong) Limited as trustee of The Valriche Trust beneficially owns 972,924 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Lutea (Hong Kong) Limited as trustee of The Valriche Trust is 1801-1802, LKF29, 29 Wyndham Street, Central, Hong Kong.
(220)	Lutea (Hong Kong) Limited as trustee of Melissa Martina McDermott beneficially owns 174,805 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Lutea (Hong Kong) Limited as trustee of Melissa Martina McDermott is 1801-1802, LKF29, 29 Wyndham Street, Central, Hong Kong.
(221)	Melissa McDermott beneficially owns 3,939 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Melissa McDermott is 2A Crestmont Villas, 45 Caperidge Drive, Discovery Bay, Hong Kong.
(222)	Matthew Scott Edwards beneficially owns 4,540 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Matthew Scott Edwards is 911 Parkview Lane, Southlake, TX 76092 USA.
(223)	Yuen Wai San beneficially owns 34,950 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Yuen Wai San is Flat 02, 25/F, Sky Eleven, Block 5, 5 Thomson Lane, Singapore 297724.
(224)	Adam Dubrowski beneficially owns 17,461 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Adam Dubrowski is Flat A 20/F Woodgreen Court, 8 Parkvale Drive, Parkvale Village, Discovery Bay, Hong Kong.
(225)	Inresco Limited beneficially owns 512,360 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Inresco Limited is Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands.
(226)	Sennen Limited beneficially owns 768,282 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Sennen Limited is Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands.
(227)	Croyde Limited beneficially owns 768,282 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Croyde Limited is Sea Meadow House, Blackburne Highway (P.O. Box 116), Road Town, Tortola, British Virgin Islands.
(228)	Christian Thierfelder beneficially owns 9,066 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Christian Thierfelder is 7B, Tower 3, The Austin, 8 Wui Cheung Road, Kowloon, Hong Kong.
(229)	Schielke, Mai Linh Julia beneficially owns 5,769 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Schielke, Mai Linh Julia is 36A Lexington Hill, 11 Rock Hill Street, Kennedy Town, Hong Kong.
(230)	Malcolm Jon Alexander Wright beneficially owns 13,759 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Malcolm Jon Alexander Wright is Flat B, FL28, Block 3, The Avenue, 200 Queens Road East, Wan Chai, Hong Kong.
(231)	Miles Christian Pelham beneficially owns 27,938 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Miles Christian Pelham is Flat A, 18/F, Bohemian House, 321 Des Voeux Road West, Hong Kong.
(232)	Levidge LLC beneficially owns 526,441 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of LEVIDGE LLC is Condominium Del Mar 20 Delcasse St, Apartment 701, SAN JUAN, Puerto Rico, 00907.
(233)	Nathan John Trute beneficially owns 30,731 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Nathan John Trute is 4 Mahogany Bvd, Warriewood NSW 2102, Australia.

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(234)	Timothy Loughnan Robinson beneficially owns 82,471 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Timothy Loughnan Robinson is 33 Smalls Lane, The Summit, Queensland, 4377. Australia.
(235)	P T Dolan Retirement Benefit Scheme beneficially owns 145,345 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of P T Dolan Retirement Benefit Scheme is Suite 3, 49 Canterbury Court, 1-3 Brixton Road, London, U.K. SW9 6DE.
(236)	Kwak Jung Young beneficially owns 706,693 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Kwak Jung Young is Flat B, 36/F, The Arch (Moon Tower), 1 Austin Road West, Kowloon, Hong Kong.
(237)	Hennessey, Raymond George beneficially owns 5,196 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Hennessey, Raymond George is 41D Alphaland Makati Place, Tower 2, Makati City, Rizal, 1224, Philippines.
(238)	Paul Royce Keeble beneficially owns 36,724 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Paul Royce Keeble is Apt 627, tower 3, HK Parkview, 88 Tai Tam Reservoir Road, Hong Kong.
(239)	Peter van den Driest beneficially owns 32,827 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Peter van den Driest is Van Calcarlaan 16, Wassenaar, 2244 GN, Netherlands.
(240)	Teresa van’t Hoff beneficially owns 32,519 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Teresa van’t Hoff is Pipers Wait, London Road, Southborough, Tunbridge Wells, TN4 0UJ, U.K.
(241)	Evan Griffin beneficially owns 60,135 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Evan Griffin is 2307 T1B Century Link, 6 Ying Hong St, Tung Chung, Hong Kong.
(242)	Dio Corporation Inc beneficially owns 23,356 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Dio Corporation Inc is Air Tower 3902, 4-22-1, Shibaura, Minato-ku, Tokyo, 108-0023, Japan.
(243)	James Muir beneficially owns 45,859 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of James Muir is Motoazabu, 1-3-1 2304, Minato-ku, Tokyo, 106-0046, Japan.
(244)	Kingsley James Long beneficially owns 36,486 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Kingsley James Long is Apt 8B, Lee King Mansion, 83-87 Electric Mansion, Tin Hau, Hong Kong.
(245)	Oscar Petrus Antonius Maria Poelmann beneficially owns 108,146 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Oscar Petrus Antonius Maria Poelmann is House 4, Fairway Vista, Lot 240 DD241, Po Toi O, Clearwater Bay, Hong Kong.
(246)	Bourse Retirement Scheme QROPS beneficially owns 98,885 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Bourse Retirement Scheme QROPS is Corinthan Pension Trustees Limited, 12/1 City Mill Lane, GX11 1AA, Gibraltar.
(247)	Kondoa Limited beneficially owns 98,326 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Kondoa Limited is 1801-02 LKF29, 29 Wyndham Street, Central, Hong Kong.
(248)	Minuity Limited beneficially owns 436,524 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Minuity Limited is Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI.
(249)	Figuiere Limited beneficially owns 436,524 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Figuiere Limited is Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI.
(250)	Gilandi Limited beneficially owns 327,400 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Gilandi Limited is Sea Meadow House, Blackburne Highway, Road Town, Tortola, BVI.
(251)	Sin Yoong Kong beneficially owns 163,700 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Sin Yoong Kong is 149 Braddell Road Singapore 359932.

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(252)	Tswen Wen Lee beneficially owns 21,833 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Tswen Wen Lee is 32 Duchess Ave, #04-03 Singapore 269105.
(253)	Tay Hin Ngan beneficially owns 54,576 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Tay Hin Ngan is 23 Marigold Drive Singapore 576425.
(254)	Loh Bee Lock Cheryl beneficially owns 10,924 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Loh Bee Lock Cheryl is 100 Clemenceau Ave North #05-111 Singapore 229491.
(255)	Dennis Koh beneficially owns 54,576 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Dennis Koh is 5A Robin Road Singapore 258182.
(256)	Tan Ai Kheng beneficially owns 21,833 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Tan Ai Kheng is 7 Fernvale Close #15-16 Singapore 797488.
(257)	Stephen Warwick Kent beneficially owns 9,317 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Stephen Warwick Kent is Flat A, 17th Floor, Tower 6, Phase 2, Residence Bel-Air, 38 Bel-Air Avenue, Pok Fu Lam, HK.
(258)	Thomas George Holroyd beneficially owns 21,652 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Thomas George Holroyd is E111 Montevetro, Battersea Church Road, London SW113YL, UK.
(259)	Edward Martin Burgess Olley beneficially owns 5,434 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Edward Martin Burgess Olley is 127 Kingston Road, Jericho, OXFORD OX2 6RW, UK.
(260)	Darpankumar Pravinkumar Patel beneficially owns 17,461 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Darpankumar Pravinkumar Patel is 1 Wentworth Way Pinner Middlesex HA5 1BL UK.
(261)	Harry Adam Hughes beneficially owns 2,640 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Harry Adam Hughes is 1 The Green, Combe, Oxfordshire OX29 8NT.
(262)	Ashton Winkler Aren beneficially owns 1,760 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Ashton Winkler Aren is 1 The Green, Combe, Oxfordshire, OX29 8NT.
(263)	Management & Advisory Services MAS AG beneficially owns 8,311 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Management & Advisory Services MAS AG is Baarerstrasse 2, 6300 Zug Switzerland.
(264)	Park Hill Management Limited beneficially owns 109,236 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Park Hill Management Limited is OMC Chambers Wickhams, Cay 1 Road Town Tortola BVI.
(265)	Japan Digital Entertainment, Inc. beneficially owns 2,151 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Japan Digital Entertainment, Inc. is Seijo 3-7-21 Setagaya ku Tokyo.
(266)	James Nathan Byrne beneficially owns 1,062 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of James Nathan Byrne is 11, Elder Avenue, London, N8 9TE UK.
(267)	Hughes & Co Consulting Limited beneficially owns 4,372 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Hughes & Co Consulting Limited is 2nd Floor Grainger Chambers, Hood Street, Newcastle Upon Tyne, United Kingdom, NE1 6JQ.
(268)	Henry Da-Cheng Lee beneficially owns 11,384 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Henry Da-Cheng Lee is Room CD 26/F Highwest, 142 Pokfulam Road, Hong Kong.
(269)

Lo Yan Ming Gemini beneficially owns 60,443 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Lo Yan Ming Gemini is FLAT 805, Pok Tat House, 6 Sha Kok Street, Pok Hong Estate, Sha Tin, New Territories, Hong Kong.

44

(270)	MCM Asia Limited beneficially owns 43,708 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of MCM ASIA LIMITED is Suite 2203-04 22/F Man Yee Building, 68 Des Voeux Road Central, Hong Kong.
(271)	Gebel Ltd beneficially owns 27,532 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Gebel Ltd is 239 Kensington High Street, W8 6SN London, England.
(272)	Sean Gregory King beneficially owns 9,080 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Sean Gregory King is Condo Candina. 2 Calle Candina. Apt 1802, San Juan, Puerto Rico, 00907.
(273)	Curtis Michael Alderson beneficially owns 9,080 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Curtis Michael Alderson is 450 Ave De La Constitucion, Apt 17C, San Juan Puerto Rico, 00901.
(274)	Renaissance FZC beneficially owns 10,924 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of RENAISSANCE FZC is Business Center, Al Shmookh Building, UAQ Free Trade Zone, Umm Al Quwain, U.A.E.
(275)

Mark Spitzer beneficially owns 12,600 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Mark Spitzer is Flat 1D, 1/F, BLK B, Albany Court, 51-53 Bisney Road, Pokfulam, Hong Kong.

(276)	Francis Anthony Copplestone beneficially owns 18,034 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Francis Anthony Copplestone is 26 Beech Hill Avenue, Barnet, Hertfordshire, EN4 OLU.
(277)	Min Park beneficially owns 90,182 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Min Park is House 92, Cedar Dr, Redhill Peninsula, 18 Pak Pat Shan Road, Tai Tam, Hong Kong.
(278)	A Niu beneficially owns 27,057 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of A Niu is 32G, Tower 6, Park Avenue, 18 Hoi Ting Road, Hong Kong.
(279)	Bofeng Pan beneficially owns 11,720 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Bofeng Pan is Room 1701, Building 10, No.699 Huoshan Road, Shanghai, China.
(280)	Nicholas James Cogswell beneficially owns 18,034 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Nicholas James Cogswell is 16 Stoke Road, Cobham, Surrey, KT11 3BD, UK.
(281)	Rosemary Jane Hawkridge beneficially owns 45,091 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Rosemary Jane Hawkridge is 1 Rosyth Road, Singapore, 546133.
(282)	Tomoyuki Sasai beneficially owns 90,182 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Tomoyuki Sasai is 2-27-9 Grand Maison Shirokane-dal #502 Shirokane-dai, Minato-Ku, Tokyo, 108-0071, Japan.
(283)	Ying, Tak Wai Maureen beneficially owns 36,067 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Ying, Tak Wai Maureen is 3A Asjoe Mansion, 2 Ho Man Tin Hill Road, Kowloon, Hong Kong.
(284)	James Iqbal Singh beneficially owns 18,020 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of James Iqbal Singh is Flat 9J, 9/F 33 Tai Tam Road The Manhattan Tai Tam, Hong Kong.
(285)	Lucy Anne Pollock beneficially owns 18,020 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Lucy Anne Pollock is 5 Pender Road, Singapore 099168.
(286)	Sylvia Asher beneficially owns 22,490 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Sylvia Asher is 21A, Tower 2, Dynasty Court, 23 Old Peak Road, Mid-levels, Hong Kong.
(287)	Christopher Colin Flanagan beneficially owns 35,970 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Christopher Colin Flanagan is Apt. 3407, Convention Plaza Apts., One Harbour Rd, Wanchai, Hong Kong.

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(288)	Fasil Nasim beneficially owns 89,875 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Fasil Nasim is 71 Howard’s Wood Drive, Gerrards Cross South Bucks SL9 7HS UK.
(289)	Cristina Ventura beneficially owns 26,932 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Cristina Ventura is Flat A, 38/F, Cherry Crest, 3 Kui In Fong, Sheung Wan, Hong Kong.
(290)	Peter Stuart Irvine beneficially owns 22,434 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Peter Stuart Irvine is Moatlands Manor, Watermans Lane, Brenchley, Kent TN12 6ND, UK.
(291)	Berinvest Limited beneficially owns 446,707 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Berinvest Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(292)	Baldwin Po Wang Cheng beneficially owns 17,866 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Baldwin Po Wang Cheng is Flat A41, 20/F Floor, Block A, Po Shan Mansion, 14 Po Shan Road, Hong Kong.
(293)	Leung Kwok Wai Gary beneficially owns 26,750 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Leung Kwok Wai Gary is Flat 4B South Bay Tower, 59 South Bay Road, Repulse Bay, Hong Kong.
(294)	Riccio Holdings Limited beneficially owns 35,369 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Riccio Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(295)	Annie Lee beneficially owns 88,366 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Annie Lee is 57H, BLK1, Monterey Cove, Caribbean Coast, 2 KIN TUNG Road, Tung Chung, Lantau, N.T. Hong Kong.
(296)

Jonathan Stiles Hancock beneficially owns 35,341 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Jonathan Stiles Hancock is 90 San Wai Tsuen, Pui O, Lantau, New Territories, Hong Kong.

(297)

ABIN PTY LTD beneficially owns 17,670 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of ABIN PTY LTD is 172 Fullarton Road Dulwich, South Australia 5065.

(298)

ABIN PTY LTD <Haesler Super Fund A/C> beneficially owns 19,444 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of ABIN PTY LTD <Haesler Super Fund A/C> is 172 Fullarton Road, Dulwich, South Australia 5065.

(299)	MCB Software Services Limited beneficially owns 46,837 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of MCB Software Services Limited is 7 Moyne close, Cambridge, CB4 2TA, England.
(300)	Panah Master Fund beneficially owns 352,963 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Panah Master Fund is 190, Elgin Avenue, George Town, Grand Cayman, Cayman Islands.
(301)	Infrastructure Solutions Pte Ltd beneficially owns 17,615 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Infrastructure Solutions Pte Ltd is 64C Pagoda Street Singapore 059223.
(302)	Bradbury Investment Fund (SPC) Limited - WGC Assets Fund SP beneficially owns 879,054 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Bradbury Investment Fund (SPC) Limited - WGC Assets Fund SP is 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman KY1-1002, Cayman Islands.
(303)	Christoforos Arcoumanis beneficially owns 61,630 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Christoforos Arcoumanis is 41 Seabee Lane, Headland Village, Discovery Bay, Lantau, Hong Kong.
(304)	Aardwolf Limited beneficially owns 88,031 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Aardwolf Limited is Intertrust Corporate Services (Cayman) Ltd 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands.
(305)	Tarek Hameidani beneficially owns 17,601 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Tarek Hameidani is Alsafa1, 18a Street Villa7, Dubai, UAE.
(306)	Hunter Point Limited beneficially owns 175,769 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Hunter Point Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.
(307)	Traveluck Investments Inc. beneficially owns 87,933 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The business address of Traveluck Investments Inc. is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.
(308)	Jan Moritz Seibert beneficially owns 17,559 ordinary shares resulting from the conversion of Diginex Hong Kong shares pursuant to the business combination. The principal address of Jan Moritz Seibert is Firnhaberstrasse 10-B, 82340 Feldafing, Germany.
(309)	SRAX, Inc. beneficially owns 18,034 ordinary shares. The business address of SRAX, Inc. is 2629 Townsgate Rd, Suite 215, Westlake Village, CA, 91361, USA.

Material Relationships with Selling Securityholders

The description of certain of our relationships with the Selling Securityholders and their affiliates set forth in “Item 3. Related Party Transactions” in the Shell Company Report filed by the Company with the SEC on October 6, 2020 is incorporated by reference herein.

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PLAN OF DISTRIBUTION

The Selling Securityholders, including any of their donees, pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	exchange distributions in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlements of short sales;
●	transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such ordinary shares at a stipulated price per security;
●	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;
●	combinations of any such methods of sale; or
●	any other methods permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of ordinary shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Securityholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the ordinary shares.

In addition, any ordinary shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The resale ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state laws. In addition, in certain states, the resale ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares of the ordinary shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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TAXATION

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of ordinary shares and warrants by U.S. holders (as defined below). This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (whether final, temporary or proposed), administrative rulings of the IRS and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is for general purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to holders as a result of the ownership and disposition of ordinary shares and public warrants. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders, nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, it is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S., tax laws. Holders should consult their tax advisors regarding such tax consequences in light of their particular circumstances. No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the business combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This discussion is limited to U.S. federal income tax considerations relevant to U.S. holders that hold any ordinary shares and warrants, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received ordinary shares through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	U.S. shareholders of controlled foreign corporations, as those terms are defined in Sections 951(b) and 957(a), respectively;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of the Company (excluding treasury shares); or

●	holders holding the Company’s securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction.

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For the purposes of this discussion, the term “U.S. holder” means a beneficial owner of ordinary shares or public warrants, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds ordinary shares or warrants, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of ordinary shares and warrants.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSOTION OF OUR ORDINARY SHARES AND WARRANTS. SHAREHOLDERS AND WARRANTHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares or Warrants

The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. holders of the ownership and disposition of our ordinary shares and warrants.

Distribution on the Company’s Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below under “—Passive Foreign Investment Company Status,” the gross amount of any distribution on the ordinary shares that is made out of the Company’s current and accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will not qualify for the dividends-received deduction that may otherwise be allowed under the Code.

Dividends received by non-corporate U.S. Holders, including individuals, from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that shares listed on the Nasdaq (on which the Company intends to apply to list the ordinary shares) will be considered readily tradable on an established securities market in the United States. Even if the ordinary shares are listed on Nasdaq, there can be no assurance that the ordinary shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, the Company will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under “—Passive Foreign Investment Company Status.”

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The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by the Company, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.

To the extent that the amount of any distribution made by the Company on the ordinary shares exceeds the Company’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s ordinary shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “—Sale, Exchange, Redemption or Other Taxable Disposition of Singapore NewCo Securities.”

Sale, Exchange, Redemption or Other Taxable Disposition of the Company’s Securities

Subject to the discussion below under “—Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of ordinary shares and warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such ordinary shares or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares or warrants will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the ordinary shares or warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of ordinary shares or warrants will generally be treated as U.S. source gain or loss.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in an ordinary share received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for an ordinary share received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. Holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in our ordinary shares received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary share would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised warrants treated as surrendered to pay the exercise price of the warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the ordinary shares that would have been received with respect to the surrendered warrants in a regular exercise of the warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the U.S. Holder’s tax basis in the warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the ordinary shares would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

50

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Passive Foreign Investment Company Status

A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75 percent of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50 percent of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25 percent of the interest, by value).

Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, we cannot provide assurance that we will not be a PFIC for our 2020 taxable year or for any prior year. If we or a predecessor were characterized as a PFIC for any taxable year, U.S. Holders of or ordinary shares or warrants would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of our ordinary shares or warrants treated as ordinary income rather than capital gains, and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of our ordinary shares or warrants. U.S. Holders would also be subject to annual information reporting requirements. In addition, if we were a PFIC in a taxable year in which we paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above).

U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their ownership of our ordinary shares and warrants.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of ordinary shares (including constructive dividends), and the proceeds received on the disposition of ordinary shares and warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Information reporting requirements will also apply to redemptions from U.S. Holders of 8i ordinary shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to the Company’s securities, subject to certain exceptions (including an exception for Diginex securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Diginex securities. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Singapore NewCo securities.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Singapore Tax Considerations

The following is a discussion on certain Singapore income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Singapore laws. You should consult your tax advisers concerning the overall tax consequences of acquiring, owning or selling the ordinary shares of the Company.

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Dividends or Other Distributions with Respect to Ordinary Shares

Under the one-tier corporate tax system which currently applies to all Singapore tax resident companies, tax on corporate profits is final, and dividends paid by a Singapore tax resident company will be income tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Capital Gains upon Distribution of Ordinary Shares

Under current Singapore tax laws, there is no tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of the Company’s ordinary shares may be construed to be of an income nature and subject to Singapore income tax, if they arise from activities which the Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore. However, under Singapore tax laws, any gains derived by a divesting company from its disposal of ordinary shares in an investee company between June 1, 2012 and May 31, 2022 are generally not taxable if immediately prior to the date of the relevant disposal, the investing company has held at least 20% of the ordinary shares in the investee company for a period of at least 24 months.

Goods and Services Tax

The issue or transfer of ownership of the Company’s ordinary shares should be exempt from Singapore Goods and Services Tax. Hence, the holders would not incur any Goods and Services Tax on the subscription or subsequent transfer of the shares.

Stamp Duty

If the Company’s ordinary shares evidenced in certificated forms are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for or market value of the Company’s ordinary shares, whichever is higher. Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is payable on the acquisition of the Company’s ordinary shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore. The stamp duty is borne by the purchaser unless there is an agreement to the contrary.

On the basis that any transfer instrument in respect of the Company’s shares traded on Nasdaq are executed outside Singapore through the Company’s transfer agent/transfer secretary and share registrar in the United States for registration in the Company’s branch registers of members maintained in the United States (without any transfer instrument being received in Singapore), no stamp duty should be payable in Singapore on such transfers.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

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LEGAL MATTERS

The validity of the ordinary shares, as well as matters relating to Singapore law, have been passed upon for us by Shook Lin & Bok LLP. The validity of the warrants, as well as matters relating to U.S. law, have been passed upon for us by Winston & Strawn LLP, New York, New York.

EXPERTS

The balance sheet of the Company as of March 31, 2020, 2019, and 2018 and the related combined and consolidated statements of profit or loss, comprehensive income (loss), changes in equity, and cash flows for the years ended March 31, 2020 and 2019, and the period from June 1, 2017 (date of inception) to March 31, 2018, have been incorporated by reference herein in reliance upon the report of UHY LLP, independent registered public accounting firm, incorporated herein by reference, in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

The Company is incorporated in Singapore under the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”). All current directors reside outside the United States and a substantial portion of its assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or to enforce against it in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be enforced by commencing an action in the courts of Singapore for the amount due under the judgment.

Civil liability provisions of the federal and state securities laws of the United States permit the award of punitive damages against the Company, its directors and officers. Singapore courts would not recognize or enforce judgments against the Company, its directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities laws of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. In particular, Singapore courts do generally not award punitive damages for breaches of contract. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is procured by fraud, its enforcement would be contrary to public policy, or the proceedings in which the judgment was obtained were opposed to natural justice.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and our other materials.

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As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our corporate website is www.diginex.com. The information contained on our website is not a part of this prospectus.

Documents Incorporated by Reference

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference into this prospectus our Shell Company Report on Form 20-F, filed with the SEC on October 6, 2020, and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) of any Current Report on Form 6-K and corresponding information furnished as an exhibit thereto.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Diginex Limited
35F International Finance Centre

8 Finance Street
Central, Hong Kong
Attn: Ross Dunwoody

ir@diginex.com

+852 2248 0600

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Diginex Limited

28,814,351 Ordinary Shares

3,106,025 Ordinary Shares Underlying Warrants

462,050 Warrants

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers.

The Singapore Companies Act provides that the Company is permitted to:

●	purchase and maintain for any officer insurance against any liability attaching to such officer in respect of any negligence, default, breach of duty or breach of trust in relation to the Company;

●	indemnify such officer against liability incurred by the officer to a person other than the Company except when the indemnity is against (i) any liability of the officer to pay a fine in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (ii) any liability incurred by the officer (1) in defending criminal proceedings in which he is convicted, (2) in defending civil proceedings brought by the Company or a related company of the Company in which judgment is given against him or her or (3) in connection with an application for relief under specified sections of the Singapore Companies Act in which the court refuses to grant him or her relief;

●	indemnify any auditor against any liability incurred or to be incurred by such auditor in defending any proceedings (whether civil or criminal) in which judgment is given in such auditor’s favor or in which such auditor is acquitted; or

●	indemnify any auditor against any liability incurred by such auditor in connection with any application under specified sections of the Singapore Companies Act in which relief is granted to such auditor by a court.

In cases where, inter alia, an officer is sued by the Company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from the consequences of their negligence, default, breach of duty or breach of trust. However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably; (ii) the director acted honestly; and (iii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director.

Pursuant to the Singapore Companies Act, any provision (whether in the constitution, contract or otherwise) purporting to exempt a director (to any extent) from any liability attaching in connection with any negligence, default, breach of duty or breach of trust in relation to the Company will be void except as permitted under the Singapore Companies Act. Nevertheless, a director can be released by the shareholders of the Company for breaches of duty to the Company, except in the case of fraud, illegality, insolvency and oppression or disregard of minority interests.

The Company’s constitution provides that, subject to the provisions of the Singapore Companies Act, every director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all liabilities incurred by him in the execution and discharge of his duties and where he serves at the request of the Company as a director, officer, employee or agent of any subsidiary or affiliate of the Company or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court, provided that there is no conflict with the Singapore Companies Act and every other act for the time being in force concerning companies and affecting the Company. The Company may purchase a policy of directors’ and officers’ liability insurance that insures the Company’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against the Company’s obligations to indemnify its officers and directors.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide the Company’s directors and executive officers with contractual rights to the indemnification and expense advancement rights, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Item 9. Exhibits.

The following exhibits are included or incorporated by reference in this registration statement on Form F-3:

Exhibit Number	Exhibit Title
2.1	Share Exchange Agreement dated July 9, 2019 (incorporated by reference to Exhibit 2.1 to the 8i Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2019)
2.2	Amendment and Joinder to Share Exchange Agreement, dated as of October 8, 2019 (incorporated by reference to Exhibit 2.2 to the 8i Registration Statement on Form F-4 filed with the Securities and Exchange Commission on October 10, 2019)
2.4	Second Amendment to the Share Exchange Agreement dated January 28, 2020 (incorporated by reference to Exhibit 2.1 to the 8i Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2020)
2.5	Third Amendment to the Share Exchange Agreement dated May 6, 2020 (incorporated by reference to Exhibit 2.1 to the 8i Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2020)
2.6	Fourth Amendment to the Share Exchange Agreement dated June 24, 2020 (incorporated by reference to Exhibit 2.1 to the 8i Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2020)
2.7	Form of Assignment of Warrant Agreement (incorporated by reference to Exhibit 10.11 to the 8i Registration Statement filed on Form F-4/A filed with the Securities and Exchange Commission on February 20, 2020)
2.8	Form of Amended & Restated Registration Rights Agreement (incorporated by reference to Exhibit 2.5 to the 8i Registration Statement on Form F-4/A filed with the Securities and Exchange Commission on February 26, 2020)
3.1	Amended and Restated Constitution of the Company (incorporated by reference to Exhibit 1.2 to the Company’s Shell Company Report on Form 20-F filed with the Securities and Exchange Commission on October 6, 2020)
5.1	Legal Opinion of Shook Lin & Book LLP
5.2	Legal Opinion of Winston & Strawn LLP
23.1	Consent of UHY LLP
23.2	Consent of Shook Lin & Bok LLP (included in Exhibit 5.1)
23.3	Consent of Winston & Strawn LLP (included in Exhibit 5.2)
24	Power of Attorney (included on the signature page hereto)

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Item 10. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on October 9, 2020.

Diginex Limited

/s/ Richard Byworth
Name:	Richard Byworth
Title:	Chief Executive Officer

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POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Richard Byworth and Paul Ewing, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Richard Byworth	Chief Executive Officer and Director	October 9, 2020
Richard Byworth	(Principal Executive Officer)

/s/ Paul Ewing	Chief Financial Officer (Principal	October 9, 2020
Paul Ewing	Financial and Accounting Officer) and Director

/s/ Chi-Won Yoon	Chairman and Director	October 9, 2020
Chi-Won Yoon

/s/ Lisa Theng	Director	October 9, 2020
Lisa Theng

/s/ Richard Petty	Director	October 9, 2020
Richard Petty

/s/ Paul Smith	Director	October 9, 2020
Paul Smith

/s/ Andrew Watkins	Director	October 9, 2020
Andrew Watkins

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Diginex Limited, in the City of Newark, State of Delaware, on the 9th day of October, 2020.

By:	/s/ Donald Puglisi
Name:	Donald Puglisi
Title:	Authorized Representative

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